Exhibit 99.1
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018
News Release

FOR IMMEDIATE RELEASE	October 18, 2022
FOR MORE INFORMATION CONTACT:
Edward J. Wehmer, Founder & Chief Executive Officer
David A. Dykstra, Vice Chairman & Chief Operating Officer
(847) 939-9000
Web site address: www.wintrust.com

Wintrust Financial Corporation Reports Third Quarter 2022 Results

ROSEMONT, ILLINOIS – Wintrust Financial Corporation (“Wintrust”, “the Company”, “we” or “our”) (Nasdaq: WTFC) announced net income of $143.0 million or $2.21 per diluted common share for the third quarter of 2022, an increase in diluted earnings per common share of 48% compared to the second quarter of 2022. The Company recorded net income of $364.9 million or $5.78 per diluted common share for the first nine months of 2022 compared to net income of $367.4 million or $6.00 per diluted common share for the same period of 2021.

Edward J. Wehmer, Founder and Chief Executive Officer, commented, “I am very pleased with our third quarter results as we reported strong net income and record quarterly pre-tax, pre-provision income (non-GAAP). By design, we were able to benefit significantly from the recent rise in interest rates as net interest income and net interest margin showed substantial growth. We expect that momentum to continue as we remain asset sensitive to changes in interest rates. In addition, we added strong loan growth in the third quarter, which paired with margin expansion, is expected to drive meaningful revenue growth in future quarters."

Highlights of the Third Quarter of 2022:
Comparative information to the second quarter of 2022

•Net interest income increased by $63.6 million or by 19% as compared to the second quarter of 2022 primarily due to improvement in net interest margin and loan growth.
◦Net interest margin increased by 42 basis points as the upward repricing of earning assets significantly outpaced increases in deposit costs.
•Total loans increased by $1.1 billion, or 12% on an annualized basis. In addition, total loans as of September 30, 2022 were $736 million higher than average total loans in the third quarter of 2022 which is expected to benefit future quarters.
•Total assets increased by $1.4 billion totaling $52.4 billion as of September 30, 2022 and total deposits increased by $204 million.
•Recorded a provision for credit losses of $6.4 million in the third quarter of 2022 primarily related to loan growth and $3.2 million of net charge-offs or three basis points of average total loans on an annualized basis.
•The allowance for credit losses on our core loan portfolio is approximately 1.26% of the outstanding balance as of September 30, 2022 down from 1.31% as of June 30, 2022. See Table 12 for more information.
•Non-performing loans remained low but increased to 0.26% of total loans, as of September 30, 2022, from 0.20% as of June 30, 2022. See “Asset Quality” section for more information.
•Mortgage banking revenue decreased to $27.2 million for the third quarter of 2022 as compared to $33.3 million in the second quarter of 2022, primarily due to lower production revenue as a result of declining mortgage origination volume in the current rising rate environment.

Other items of note from the Third Quarter of 2022
•The Company recorded net negative fair value adjustments of $2.5 million in the third quarter of 2022 related to fair value changes in certain mortgage assets, see “Non-Interest Income” section for more information.
•Net losses on investment securities totaled $3.1 million in the third quarter of 2022 related to changes in the value of equity securities as compared to net losses of $7.8 million in the second quarter of 2022.

•The effective tax rate increased as the Company recorded approximately $2.0 million of additional income tax expense related to earnings at its Canadian subsidiary. See “Income Taxes” section for more information.

Mr. Wehmer continued, "The Company experienced robust loan growth as loans increased by $1.1 billion, or 12% on an annualized basis, in the third quarter of 2022. Once again, the loan growth was spread across all of our material loan portfolios as we experienced growth in core commercial, commercial real estate, commercial insurance premium finance receivables and life insurance premium finance receivables. This is the sixth quarter in a row in which all of these portfolios individually increased in balance relative to the prior quarter end. We believe our diversified loan portfolio provides many levers for growth and we remain prudent in our review of credit prospects ensuring our loan growth stays within our conservative credit standards. In addition, in the third quarter we continued to grow unfunded loan commitments which we expect to drive funded loan growth in future quarters. Our loans to deposits ratio ended the quarter at 89.2%, within our preferred operating range."

Mr. Wehmer commented, "Net interest income increased by $63.6 million in the third quarter of 2022 primarily due to improvement in net interest margin as well as an increase in earning assets. Net interest margin increased by 42 basis points as the upward repricing of earning assets significantly outpaced deposit rate changes. We remain asset sensitive to interest rates and believe that in the near term loan yields will continue to reprice at a greater magnitude than deposit costs. Further, we believe, subject to no material change in the consensus projection of interest rates as of this release date, that our net interest margin will continue to expand and should approach 4.00% during the first quarter of 2023.”

Commenting on credit quality, Mr. Wehmer stated, "While uncertain economic conditions may persist in the coming quarters, Wintrust is confident in our ability to navigate such conditions especially given our current credit quality metrics. Non-performing loans comprise only 0.26% of total loans as of September 30, 2022 increasing to $97.6 million as compared to $72.4 million as of June 30, 2022. The Company recorded a provision for credit losses of $6.4 million in the third quarter of 2022, in part related to $3.2 million of net charge-offs and strong loan growth recorded in the quarter. The allowance for credit losses on our core loan portfolio as of September 30, 2022 is approximately 1.26% of the outstanding balance. We believe that the Company’s reserves remain appropriate and we remain diligent in our review of credit."

Mr. Wehmer concluded, “Our third quarter of 2022 results continued to demonstrate the multi-faceted nature of our business model which we believe uniquely positions us to be successful. We expect to leverage our differentiated, diversified loan portfolio to outperform peers with respect to loan growth which should allow us to continue to expand net interest income. We are focused on taking advantage of market opportunities to prudently deploy liquidity into earning assets including core and niche loans and investment securities while maintaining an interest rate sensitive asset portfolio. We are closely watching our expenses and believe our efficiency ratio will continue to improve. We are opportunistically evaluating the acquisition market for both banks and business lines of various sizes. Of course, we remain diligent in our consideration of acquisition targets and intend to be prudent in our decision making, always seeking to minimize dilution.”

The graphs below illustrate certain financial highlights of the third quarter of 2022 as well as historical financial performance. See “Supplemental Non-GAAP Financial Measures/Ratios” at Table 18 for additional information with respect to non-GAAP financial measures/ratios, including the reconciliations to the corresponding GAAP financial measures/ratios.

Net Income - 5 Quarter Trend
$ in Millions
$160
$140
$120
$100
$80
$60
$40
$20
$0
$109.1
$98.8
$127.4
$94.5
$143.0
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022

Pre-tax income, excluding provision for credit losses, (non-GAAP) - 5 Quarter Trend
$ in Millions
$240
$220
$200
$180
$160
$140
$120
$100
$142.7
$139.7
$134.4
$151.6
$208.9
$141.8
$146.3
$177.8
$152.1
$206.5
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Pre-Tax Income, Excluding Provision for Credit Losses (non-GAAP)
Pre-Tax Income, Excluding Provision for Credit Losses, Adjusted for Changes in Fair Value of Mortgage Servicing Rights ("MSRs"), Net of Economic Hedge and Early Buy-out Loans Guaranteed by U.S. government agencies (non-GAAP)

Pre-tax income, excluding provision for credit losses (non-GAAP) - Q3 2022 compared to Q2 2022
$ in Millions
$240
$220
$200
$180
$160
$140
$120
$152.1
$63.6
$(6.1)
$4.7
$(8.8)
$1.0
$206.5
Q2 2022
Net Interest Income
Mortgage Banking Revenue
Gains/Losses on investment securities, net
Salaries and Employee Benefits
All Other Non-Interest Expense
Q3 2022

Net Interest Income - 5 Quarter Trend
$ in Millions
$440
$420
$400
$380
$360
$340
$320
$300
$280
$260
$287.5
$296.0
$299.3
$337.8
$401.4
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022

Total Assets - 5 Quarter Trend
$ in Billions
$54.0
$52.0
$50.0
$48.0
$46.0
$44.0
$42.0
$40.0
$47.8
$50.1
$50.3
$51.0
$52.4
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022

Total Loans - 5 Quarter Trend
$ in Billions
$40.0
$38.0
$36.0
$34.0
$32.0
$30.0
$28.0
$26.0
$24.0
$33.3
$1.1
$32.2
$34.8
$0.6
$34.2
$35.3
$0.3
$35.0
$37.1
$0.1
$37.0
$38.2
$0.0
$38.2
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Total Loans, excluding PPP loans
Paycheck Protection Program ("PPP") Loans

Total Deposits - 5 Quarter Trend
$ in Billions
$45.0
$42.0
$39.0
$36.0
$33.0
$40.0
$42.1
$42.2
$42.6
$42.8
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022

Non-Performing Assets as a percentage of Total Assets -
5 Quarter Trend
0.35%
0.30%
0.25%
0.20%
0.15%
0.10%
0.05%
0.22%
0.16%
0.13%
0.16%
0.20%
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022

Annualized Quarterly Net Charge-Offs as a percentage of Average Total Loans - 5 Quarter Trend
0.30%
0.25%
0.20%
0.15%
0.10%
0.05%
0.00%
0.00%
0.07%
0.03%
0.11%
0.03%
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022

Allowance for Credit Losses as a percentage of Non-Accrual Loans - 5 Quarter Trend
700.00%
600.00%
500.00%
400.00%
300.00%
200.00%
352.70%
446.78%
670.77%
473.76%
399.22%
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022

SUMMARY OF RESULTS:

BALANCE SHEET

Total loans increased by $1.1 billion as core loans increased by $703 million and niche loans increased by $450 million. See Table 1 for more information. As of September 30, 2022, virtually all of the PPP loan balances were forgiven with only $44 million remaining on balance sheet.

Total liabilities increased $1.5 billion in the third quarter of 2022 resulting primarily from a $1.1 billion increase in Federal Home Loan Bank advances and a $204 million increase in total deposits. The Company utilized $1.0 billion of this funding to purchase investment securities which settled early in the fourth quarter of 2022. The Company's loans to deposits ratio ended the quarter at 89.2%. Management believes in substantially funding the Company's balance sheet with core deposits and utilizes brokered or wholesale funding sources on a limited basis to manage its liquidity position as well as for interest rate risk management purposes.

For more information regarding changes in the Company’s balance sheet, see Consolidated Statements of Condition and Tables 1 through 3 in this report.

NET INTEREST INCOME

For the third quarter of 2022, net interest income totaled $401.4 million, an increase of $63.6 million as compared to the second quarter of 2022. The $63.6 million increase in net interest income in the third quarter of 2022 compared to the second quarter of 2022 was primarily due to loan growth and improvement in net interest margin. The Company recognized $463,000 of PPP fee accretion in the third quarter of 2022 as compared to $4.5 million in the second quarter of 2022. As of September 30, 2022, the Company had approximately $1.7 million of net PPP loan fees that have yet to be recognized in income.

Net interest margin was 3.34% (3.35% on a fully taxable-equivalent basis, non-GAAP) during the third quarter of 2022 compared to 2.92% (2.93% on a fully taxable-equivalent basis, non-GAAP) during the second quarter of 2022. The net interest margin increase as compared to the second quarter of 2022 was due to a 67 basis point increase in yield on earning assets and a 12 basis point increase in net free funds contribution. These improvements were partially offset by a 37 basis point increase in the rate paid on interest-bearing liabilities. The 67 basis point increase in the yield on earning assets in the third quarter of 2022 as compared to the second quarter of 2022 was primarily due to a 69 basis point improvement on loan yields and a higher liquidity management asset yield as the Company earned higher yields on interest-bearing deposits with banks. The 37 basis point increase in the rate paid on interest-bearing liabilities in the third quarter of 2022 as compared to the second quarter of 2022 is primarily due to a 36 basis point increase in the rate paid on interest-bearing deposits primarily related to the increasing rate environment.

Wintrust remains in an asset-sensitive interest rate position. Based on modeled contractual cash flows, including prepayment assumptions, approximately 80% of our current loan balances are projected to reprice or mature in the next 12 months.

For more information regarding net interest income, see Tables 4 through 8 in this report.

ASSET QUALITY

The allowance for credit losses totaled $315.3 million as of September 30, 2022, an increase of $3.1 million as compared to $312.2 million as of June 30, 2022. A provision for credit losses totaling $6.4 million was recorded for the third quarter of 2022 as compared to $20.4 million recorded in the second quarter of 2022. For more information regarding the provision for credit losses, see Table 11 in this report.

Management believes the allowance for credit losses is appropriate to account for expected credit losses. The Current Expected Credit Losses (“CECL”) accounting standard requires the Company to estimate expected credit losses over the life of the Company’s financial assets as of the reporting date. There can be no assurances, however, that future losses will not significantly exceed the amounts provided for, thereby affecting future results of operations. A summary of the allowance for credit losses calculated for the loan components in each portfolio as of September 30, 2022, June 30, 2022, and March 31, 2022 is shown on Table 12 of this report.

Net charge-offs totaled $3.2 million in the third quarter of 2022, as compared to $9.5 million of net charge-offs in the second quarter of 2022. Net charge-offs as a percentage of average total loans were reported as three basis points in the third quarter of

2022 on an annualized basis compared to 11 basis points on an annualized basis in the second quarter of 2022. For more information regarding net charge-offs, see Table 10 in this report.

The Company’s delinquency rates remain low and manageable. For more information regarding past due loans, see Table 13 in this report.

The ratio of non-performing assets to total assets was 0.20% as of September 30, 2022, compared to 0.16% at June 30, 2022. Non-performing assets totaled $104.3 million at September 30, 2022, compared to $79.2 million at June 30, 2022. Non-performing loans totaled $97.6 million, or 0.26% of total loans, at September 30, 2022 compared to $72.4 million, or 0.20% of total loans, at June 30, 2022. The increase in non-performing loans in the third quarter of 2022 is primarily driven by one commercial loan credit that moved to a non-accrual status and an increase in administrative 90-day past due premium finance receivables. For more information regarding non-performing assets, see Table 14 in this report.

NON-INTEREST INCOME

Wealth management revenue increased $1.8 million in the third quarter of 2022 as compared to the second quarter of 2022 primarily due to increased fees relating to the Company’s tax-deferred like-kind exchange services. Wealth management revenue is comprised of the trust and asset management revenue of The Chicago Trust Company and Great Lakes Advisors, the brokerage commissions, managed money fees and insurance product commissions at Wintrust Investments and fees from tax-deferred like-kind exchange services provided by the Chicago Deferred Exchange Company.

Mortgage banking revenue decreased by $6.1 million in the third quarter of 2022 as compared to the second quarter of 2022 primarily due to lower production revenue as a result of declining mortgage origination volume in the current rising rate environment. The Company also recorded a net loss of $2.5 million in the third quarter of 2022 relating to fair value changes in certain mortgage assets. This included a $7.5 million increase in the value of mortgage servicing rights related to changes in fair value model assumptions net of economic hedges and a negative $8.0 million valuation related adjustment on the Company’s held-for-sale portfolio of early buy-out exercised loans guaranteed by U.S. government agencies which are held at fair value. In addition, the Company recorded a $2.0 million negative valuation adjustment in other income on the Company’s held-for-investment portfolio of early buy-out exercised loans guaranteed by U.S. government agencies which are held at fair value. The Company intends to monitor the relationship of these assets and will seek to minimize the earnings impact of fair value changes in future quarters.

Loans originated for sale were $661 million in the third quarter of 2022, a decrease of $160 million as compared to the second quarter of 2022. The percentage of origination volume from refinancing activities was 18% in the third quarter of 2022 as compared to 22% in the second quarter of 2022. Mortgage banking revenue includes revenue from activities related to originating, selling and servicing residential real estate loans for the secondary market.

The Company recognized net losses on investment securities of $3.1 million in the third quarter of 2022 as compared to net losses of $7.8 million recognized in the second quarter of 2022.

Net operating lease income decreased $2.4 million in the third quarter of 2022 as compared to the second quarter of 2022 due to lower gains on sale of lease assets recognized in the third quarter of 2022 as compared to the second quarter of 2022.

Other non-interest income increased $2.0 million in the third quarter of 2022 as compared to the second quarter of 2022 primarily due to $2.5 million of losses recognized in the second quarter of 2022 relating to the sale of a property no longer considered for future expansion and the anticipated sale of a former data processing facility.

For more information regarding non-interest income, see Tables 15 and 16 in this report.

NON-INTEREST EXPENSE

Salaries and employee benefits expense increased by $8.8 million in the third quarter of 2022 as compared to the second quarter of 2022. The $8.8 million increase is primarily related to increased salary and incentive compensation expense. Salary expense increased $5.0 million in the third quarter of 2022 as compared to the second quarter of 2022 primarily due to mid-year compensation increases which included raising the Company’s minimum wage. Commission and incentive compensation increased $4.3 million in the third quarter of 2022 as compared to the second quarter of 2022 primarily due to increased incentive compensation related to the Company’s performance offset somewhat by a lower level of mortgage banking commissions due to the declining mortgage loan origination volumes.

Advertising and marketing expenses in the third quarter of 2022 totaled $16.6 million, relatively unchanged as compared to the second quarter of 2022. Marketing costs are incurred to promote the Company's brand, commercial banking capabilities and the Company's various products, to attract loans and deposits and to announce new branch openings as well as the expansion of the Company's non-bank businesses. The level of marketing expenditures depends on the timing of sponsorship programs utilized which are determined based on the market area, targeted audience, competition and various other factors.

Miscellaneous expense in the third quarter of 2022 decreased by $1.7 million as compared to the second quarter of 2022. Miscellaneous expense includes ATM expenses, correspondent bank charges, directors fees, telephone, postage, corporate insurance, dues and subscriptions, problem loan expenses and other miscellaneous operational losses and costs.

For more information regarding non-interest expense, see Table 17 in this report.

INCOME TAXES

The Company recorded income tax expense of $57.1 million in the third quarter of 2022 compared to $37.1 million in the second quarter of 2022. The effective tax rates were 28.53% in the third quarter of 2022 compared to 28.21% in the second quarter of 2022. The effective tax rate increased as the Company recorded approximately $2.0 million of additional income tax expense related to earnings at its Canadian subsidiary. The tax, known as GILTI (“Global Intangible Low-taxed Income”) is a U.S. minimum tax on global profits. During the quarter, the impact of the rapid and significant strengthening of the U.S. dollar relative to the Canadian dollar caused the GILTI tax to be applicable.

BUSINESS UNIT SUMMARY

Community Banking

Through its community banking unit, the Company provides banking and financial services primarily to individuals, small to mid-sized businesses, local governmental units and institutional clients residing primarily in the local areas the Company services. In the third quarter of 2022, this unit expanded its loan portfolio. The segment’s net interest income increased in the third quarter of 2022 as compared to the second quarter of 2022 due to loan growth and an increased net interest margin.

Mortgage banking revenue was $27.2 million for the third quarter of 2022, a decrease of $6.1 million as compared to the second quarter of 2022, primarily due to lower production revenue as a result of declining mortgage origination volume in the current rising rate environment. Service charges on deposit accounts totaled $14.3 million in the third quarter of 2022, a decrease of $1.5 million as compared to the second quarter of 2022 primarily due to lower fees associated with commercial account activity. The Company’s gross commercial and commercial real estate loan pipelines remained robust as of September 30, 2022 indicating momentum for continued loan growth in the fourth quarter of 2022.

Specialty Finance

Through its specialty finance unit, the Company offers financing of insurance premiums for businesses and individuals, equipment financing through structured loans and lease products to customers in a variety of industries, accounts receivable financing and value-added, out-sourced administrative services and other services. Originations within the insurance premium financing receivables portfolio were $4.1 billion during the third quarter of 2022 and average balances increased by $866.3 million as compared to the second quarter of 2022. The Company’s leasing portfolio balance increased in the third quarter of 2022, with its portfolio of assets, including capital leases, loans and equipment on operating leases, totaling $2.7 billion as of September 30, 2022 as compared to $2.6 billion as of June 30, 2022. Revenues from the Company’s out-sourced administrative services business were $1.5 million in the third quarter of 2022, a decrease of $58,000 from the second quarter of 2022.

Wealth Management

Through four separate subsidiaries within its wealth management unit, the Company offers a full range of wealth management services, including trust and investment services, tax-deferred like-kind exchange services, asset management, securities brokerage services and 401(k) and retirement plan services. Wealth management revenue totaled $33.1 million in the third quarter of 2022, an increase of $1.8 million compared to the second quarter of 2022. At September 30, 2022, the Company’s wealth management subsidiaries had approximately $32.8 billion of assets under administration, which included $6.9 billion of assets owned by the Company and its subsidiary banks, representing a slight decrease from the $32.9 billion of assets under administration at June 30, 2022.

ITEMS IMPACTING COMPARATIVE FINANCIAL RESULTS

Common Stock Offering

In June 2022, the Company sold through a public offering a total of 3,450,000 shares of its common stock. Net proceeds to the Company totaled approximately $285.7 million, net of estimated issuance costs.

Insurance Agency Loan Portfolio

On November 15, 2021, the Company completed its acquisition of certain assets from The Allstate Corporation (“Allstate”). Through this business combination, the Company acquired approximately $581.6 million of loans, net of allowance for credit losses measured on the acquisition date. The loan portfolio was comprised of approximately 1,800 loans to Allstate agents nationally. In addition to acquiring the loans, the Company became the national preferred provider of loans to Allstate agents. In connection with the loan acquisition, a team of Allstate agency lending specialists joined the Company, to augment and expand Wintrust’s existing insurance agency finance business. As the transaction was determined to be a business combination, the Company recorded goodwill of approximately $9.3 million on the purchase.

WINTRUST FINANCIAL CORPORATION
Key Operating Measures

Wintrust’s key operating measures and growth rates for the third quarter of 2022, as compared to the second quarter of 2022 (sequential quarter) and third quarter of 2021 (linked quarter), are shown in the table below:

				% or(1) basis point (bp) change from 2nd Quarter 2022		% or basis point (bp) change from 3rd Quarter 2021
	Three Months Ended
(Dollars in thousands, except per share data)	Sep 30, 2022	Jun 30, 2022	Sep 30, 2021
Net income	$142,961	$94,513	$109,137	51%		31%
Pre-tax income, excluding provision for credit losses (non-GAAP) (2)	206,461	152,078	141,826	36		46
Net income per common share – diluted	2.21	1.49	1.77	48		25
Cash dividends declared per common share	0.34	0.34	0.31	—		10
Net revenue (3)	502,930	440,746	423,970	14		19
Net interest income	401,448	337,804	287,496	19		40
Net interest margin	3.34%	2.92%	2.58%	42	bps	76	bps
Net interest margin – fully taxable-equivalent (non-GAAP) (2)	3.35	2.93	2.59	42		76
Net overhead ratio (4)	1.53	1.51	1.22	2		31
Return on average assets	1.12	0.77	0.92	35		20
Return on average common equity	12.31	8.53	10.31	378		200
Return on average tangible common equity (non-GAAP) (2)	14.68	10.36	12.62	432		206
At end of period
Total assets	$52,382,939	$50,969,332	$47,832,271	11%		10%
Total loans (5)	38,167,613	37,053,103	33,264,043	12		15
Total deposits	42,797,191	42,593,326	39,952,558	2		7
Total shareholders’ equity	4,637,980	4,727,623	4,410,317	(8)		5
(1)Period-end balance sheet percentage changes are annualized.
(2)See “Supplemental Non-GAAP Financial Measures/Ratios” at Table 18 for additional information on this performance measure/ratio.
(3)Net revenue is net interest income plus non-interest income.
(4)The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s average total assets. A lower ratio indicates a higher degree of efficiency.
(5)Excludes mortgage loans held-for-sale.
Certain returns, yields, performance ratios, or quarterly growth rates are “annualized” in this presentation to represent an annual time period. This is done for analytical purposes to better discern, for decision-making purposes, underlying performance trends when compared to full-year or year-over-year amounts. For example, a 5% growth rate for a quarter would represent an annualized 20% growth rate. Additional supplemental financial information showing quarterly trends can be found on the Company’s website at www.wintrust.com by choosing “Financial Reports” under the “Investor Relations” heading, and then choosing “Financial Highlights.”

WINTRUST FINANCIAL CORPORATION
Selected Financial Highlights

	Three Months Ended					Nine Months Ended
(Dollars in thousands, except per share data)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
Selected Financial Condition Data (at end of period):
Total assets	$52,382,939	$50,969,332	$50,250,661	$50,142,143	$47,832,271
Total loans (1)	38,167,613	37,053,103	35,280,547	34,789,104	33,264,043
Total deposits	42,797,191	42,593,326	42,219,322	42,095,585	39,952,558
Total shareholders’ equity	4,637,980	4,727,623	4,492,256	4,498,688	4,410,317
Selected Statements of Income Data:
Net interest income	$401,448	$337,804	$299,294	$295,976	$287,496	$1,038,546	$828,981
Net revenue (2)	502,930	440,746	462,084	429,743	423,970	1,405,760	1,281,334
Net income	142,961	94,513	127,391	98,757	109,137	364,865	367,394
Pre-tax income, excluding provision for credit losses (non-GAAP) (3)	206,461	152,078	177,786	146,344	141,826	536,325	432,189
Net income per common share – Basic	2.24	1.51	2.11	1.61	1.79	5.86	6.08
Net income per common share – Diluted	2.21	1.49	2.07	1.58	1.77	5.78	6.00
Cash dividends declared per common share	0.34	0.34	0.34	0.31	0.31	1.02	0.93
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.34%	2.92%	2.60%	2.54%	2.58%	2.96%	2.58%
Net interest margin – fully taxable-equivalent (non-GAAP) (3)	3.35	2.93	2.61	2.55	2.59	2.97	2.59
Non-interest income to average assets	0.79	0.84	1.33	1.08	1.15	0.98	1.31
Non-interest expense to average assets	2.32	2.35	2.33	2.29	2.37	2.33	2.47
Net overhead ratio (4)	1.53	1.51	1.00	1.21	1.22	1.35	1.15
Return on average assets	1.12	0.77	1.04	0.80	0.92	0.98	1.07
Return on average common equity	12.31	8.53	11.94	9.05	10.31	10.96	12.05
Return on average tangible common equity (non-GAAP) (3)	14.68	10.36	14.48	11.04	12.62	13.21	14.82
Average total assets	$50,722,694	$49,353,426	$49,501,844	$49,118,777	$47,192,510	$49,863,793	$46,050,737
Average total shareholders’ equity	4,795,387	4,526,110	4,500,460	4,433,953	4,343,915	4,608,399	4,255,851
Average loans to average deposits ratio	88.8%	86.8%	83.8%	81.7%	83.8%	86.5%	85.8%
Period-end loans to deposits ratio	89.2	87.0	83.6	82.6	83.3
Common Share Data at end of period:
Market price per common share	$81.55	$80.15	$92.93	$90.82	$80.37
Book value per common share	69.56	71.06	71.26	71.62	70.19
Tangible book value per common share (non-GAAP) (3)	58.42	59.87	59.34	59.64	58.32
Common shares outstanding	60,743,335	60,721,889	57,253,214	57,054,091	56,956,026
Other Data at end of period:
Tier 1 leverage ratio (5)	8.8%	8.8%	8.1%	8.0%	8.1%
Risk-based capital ratios:
Tier 1 capital ratio (5)	9.9	9.9	9.6	9.6	9.9
Common equity tier 1 capital ratio (5)	8.9	9.0	8.6	8.6	8.9
Total capital ratio (5)	11.7	11.9	11.6	11.6	12.1
Allowance for credit losses (6)	$315,338	$312,192	$301,327	$299,731	$296,138
Allowance for loan and unfunded lending-related commitment losses to total loans	0.83%	0.84%	0.85%	0.86%	0.89%
Number of:
Bank subsidiaries	15	15	15	15	15
Banking offices	174	173	174	173	172
(1)Excludes mortgage loans held-for-sale.
(2)Net revenue is net interest income and non-interest income.
(3)See “Supplemental Non-GAAP Financial Measures/Ratios” at Table 18 for additional information on this performance measure/ratio.
(4)The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s average total assets. A lower ratio indicates a higher degree of efficiency.
(5)Capital ratios for current quarter-end are estimated.
(6)The allowance for credit losses includes the allowance for loan losses, the allowance for unfunded lending-related commitments and the allowance for held-to-maturity securities losses.

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CONDITION

	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(In thousands)	2022	2022	2022	2021	2021
Assets
Cash and due from banks	$489,590	$498,891	$462,516	$411,150	$462,244
Federal funds sold and securities purchased under resale agreements	57	475,056	700,056	700,055	55
Interest-bearing deposits with banks	3,968,605	3,266,541	4,013,597	5,372,603	5,232,315
Available-for-sale securities, at fair value	2,923,653	2,970,121	2,998,898	2,327,793	2,373,478
Held-to-maturity securities, at amortized cost	3,389,842	3,413,469	3,435,729	2,942,285	2,736,722
Trading account securities	179	1,010	852	1,061	1,103
Equity securities with readily determinable fair value	114,012	93,295	92,689	90,511	88,193
Federal Home Loan Bank and Federal Reserve Bank stock	178,156	136,138	136,163	135,378	135,408
Brokerage customer receivables	20,327	21,527	22,888	26,068	26,378
Mortgage loans held-for-sale	376,160	513,232	606,545	817,912	925,312
Loans, net of unearned income	38,167,613	37,053,103	35,280,547	34,789,104	33,264,043
Allowance for loan losses	(246,110)	(251,769)	(250,539)	(247,835)	(248,612)
Net loans	37,921,503	36,801,334	35,030,008	34,541,269	33,015,431
Premises, software and equipment, net	763,029	762,381	761,213	766,405	748,872
Lease investments, net	244,822	223,813	240,656	242,082	243,933
Accrued interest receivable and other assets	1,316,305	1,112,697	1,066,750	1,084,115	1,166,917
Goodwill	653,079	654,709	655,402	655,149	645,792
Other acquisition-related intangible assets	23,620	25,118	26,699	28,307	30,118
Total assets	$52,382,939	$50,969,332	$50,250,661	$50,142,143	$47,832,271
Liabilities and Shareholders’ Equity
Deposits:
Non-interest-bearing	$13,529,277	$13,855,844	$13,748,918	$14,179,980	$13,255,417
Interest-bearing	29,267,914	28,737,482	28,470,404	27,915,605	26,697,141
Total deposits	42,797,191	42,593,326	42,219,322	42,095,585	39,952,558
Federal Home Loan Bank advances	2,316,071	1,166,071	1,241,071	1,241,071	1,241,071
Other borrowings	447,215	482,787	482,516	494,136	504,527
Subordinated notes	437,260	437,162	437,033	436,938	436,811
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Trade date securities payable	—	—	437	—	1,348
Accrued interest payable and other liabilities	1,493,656	1,308,797	1,124,460	1,122,159	1,032,073
Total liabilities	47,744,959	46,241,709	45,758,405	45,643,455	43,421,954
Shareholders’ Equity:
Preferred stock	412,500	412,500	412,500	412,500	412,500
Common stock	60,743	60,722	59,091	58,892	58,794
Surplus	1,891,621	1,880,913	1,698,093	1,685,572	1,674,062
Treasury stock	—	—	(109,903)	(109,903)	(109,903)
Retained earnings	2,731,844	2,616,525	2,548,474	2,447,535	2,373,447
Accumulated other comprehensive (loss) income	(458,728)	(243,037)	(115,999)	4,092	1,417
Total shareholders’ equity	4,637,980	4,727,623	4,492,256	4,498,688	4,410,317
Total liabilities and shareholders’ equity	$52,382,939	$50,969,332	$50,250,661	$50,142,143	$47,832,271

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended					Nine Months Ended
(In thousands, except per share data)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
Interest income
Interest and fees on loans	$402,689	$320,501	$285,698	$289,140	$285,587	$1,008,888	$844,388
Mortgage loans held-for-sale	5,371	5,740	6,087	7,234	7,716	17,198	24,935
Interest-bearing deposits with banks	15,621	5,790	1,687	2,254	2,000	23,098	4,352
Federal funds sold and securities purchased under resale agreements	1,845	1,364	431	173	—	3,640	—
Investment securities	38,569	36,541	32,398	27,210	25,189	107,508	68,076
Trading account securities	7	4	5	4	3	16	6
Federal Home Loan Bank and Federal Reserve Bank stock	2,109	1,823	1,772	1,776	1,777	5,704	5,291
Brokerage customer receivables	267	205	174	188	185	646	457
Total interest income	466,478	371,968	328,252	327,979	322,457	1,166,698	947,505
Interest expense
Interest on deposits	45,916	18,985	14,854	16,572	19,305	79,755	71,547
Interest on Federal Home Loan Bank advances	6,812	4,878	4,816	4,923	4,931	16,506	14,658
Interest on other borrowings	4,008	2,734	2,239	2,250	2,501	8,981	7,678
Interest on subordinated notes	5,485	5,517	5,482	5,514	5,480	16,484	16,469
Interest on junior subordinated debentures	2,809	2,050	1,567	2,744	2,744	6,426	8,172
Total interest expense	65,030	34,164	28,958	32,003	34,961	128,152	118,524
Net interest income	401,448	337,804	299,294	295,976	287,496	1,038,546	828,981
Provision for credit losses	6,420	20,417	4,106	9,299	(7,916)	30,943	(68,562)
Net interest income after provision for credit losses	395,028	317,387	295,188	286,677	295,412	1,007,603	897,543
Non-interest income
Wealth management	33,124	31,369	31,394	32,489	31,531	95,887	91,530
Mortgage banking	27,221	33,314	77,231	53,138	55,794	137,766	219,872
Service charges on deposit accounts	14,349	15,888	15,283	14,734	14,149	45,520	39,434
(Losses) gains on investment securities, net	(3,103)	(7,797)	(2,782)	(1,067)	(2,431)	(13,682)	8
Fees from covered call options	1,366	1,069	3,742	1,128	1,157	6,177	2,545
Trading (losses) gains, net	(7)	176	3,889	206	58	4,058	39
Operating lease income, net	12,644	15,007	15,475	14,204	12,807	43,126	39,487
Other	15,888	13,916	18,558	18,935	23,409	48,362	59,438
Total non-interest income	101,482	102,942	162,790	133,767	136,474	367,214	452,353
Non-interest expense
Salaries and employee benefits	176,095	167,326	172,355	167,131	170,912	515,776	524,538
Software and equipment	24,126	24,250	22,810	23,708	22,029	71,186	63,807
Operating lease equipment depreciation	9,448	8,774	9,708	10,147	10,013	27,930	30,733
Occupancy, net	17,727	17,651	17,824	18,343	18,158	53,202	55,841
Data processing	7,767	8,010	7,505	7,207	7,104	23,282	20,072
Advertising and marketing	16,600	16,615	11,924	13,981	13,443	45,139	33,294
Professional fees	7,544	7,876	8,401	7,551	7,052	23,821	21,943
Amortization of other acquisition-related intangible assets	1,492	1,579	1,609	1,811	1,877	4,680	5,923
FDIC insurance	7,186	6,949	7,729	7,317	6,750	21,864	19,713
OREO expense, net	229	294	(1,032)	(641)	(1,531)	(509)	(1,013)
Other	28,255	29,344	25,465	26,844	26,337	83,064	74,294
Total non-interest expense	296,469	288,668	284,298	283,399	282,144	869,435	849,145
Income before taxes	200,041	131,661	173,680	137,045	149,742	505,382	500,751
Income tax expense	57,080	37,148	46,289	38,288	40,605	140,517	133,357
Net income	$142,961	$94,513	$127,391	$98,757	$109,137	$364,865	$367,394
Preferred stock dividends	6,991	6,991	6,991	6,991	6,991	20,973	20,973
Net income applicable to common shares	$135,970	$87,522	$120,400	$91,766	$102,146	$343,892	$346,421
Net income per common share - Basic	$2.24	$1.51	$2.11	$1.61	$1.79	$5.86	$6.08
Net income per common share - Diluted	$2.21	$1.49	$2.07	$1.58	$1.77	$5.78	$6.00
Cash dividends declared per common share	$0.34	$0.34	$0.34	$0.31	$0.31	$1.02	$0.93
Weighted average common shares outstanding	60,738	58,063	57,196	57,022	57,000	58,679	56,985
Dilutive potential common shares	837	775	862	976	753	814	728
Average common shares and dilutive common shares	61,575	58,838	58,058	57,998	57,753	59,493	57,713

TABLE 1: LOAN PORTFOLIO MIX AND GROWTH RATES

						% Growth From (2)
(Dollars in thousands)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Dec 31, 2021 (1)	Sep 30, 2021
Balance:
Mortgage loans held-for-sale, excluding early buy-out exercised loans guaranteed by U.S. government agencies	$216,062	$294,688	$296,548	$473,102	$570,663	(73)%	(62)%
Mortgage loans held-for-sale, early buy-out exercised loans guaranteed by U.S. government agencies	160,098	218,544	309,997	344,810	354,649	(72)	(55)
Total mortgage loans held-for-sale	$376,160	$513,232	$606,545	$817,912	$925,312	(72)%	(59)%

Core loans:
Commercial
Commercial and industrial	$5,818,959	$5,502,584	$5,348,266	$5,346,084	$4,953,769	12%	17%
Asset-based lending	1,545,038	1,552,033	1,365,297	1,299,869	1,066,376	25	45
Municipal	608,234	535,586	533,357	536,498	524,192	18	16
Leases	1,582,359	1,592,329	1,481,368	1,454,099	1,365,281	12	16
Commercial real estate
Residential construction	66,957	55,941	57,037	51,464	49,754	40	35
Commercial construction	1,176,407	1,145,602	1,055,972	1,034,988	1,038,034	18	13
Land	282,147	304,775	283,397	269,752	255,927	6	10
Office	1,269,729	1,321,745	1,273,705	1,285,686	1,269,746	(2)	—
Industrial	1,777,658	1,746,280	1,668,516	1,585,808	1,490,358	16	19
Retail	1,331,316	1,331,059	1,395,021	1,429,567	1,462,101	(9)	(9)
Multi-family	2,305,433	2,171,583	2,175,875	2,043,754	2,038,526	17	13
Mixed use and other	1,368,537	1,330,220	1,325,551	1,289,267	1,281,268	8	7
Home equity	328,822	325,826	321,435	335,155	347,662	(3)	(5)
Residential real estate
Residential real estate loans for investment	2,086,795	1,965,051	1,749,889	1,606,271	1,520,750	40	37
Residential mortgage loans, early buy-out eligible loans guaranteed by U.S. government agencies	57,161	34,764	13,520	22,707	18,847	NM	NM
Residential mortgage loans, early buy-out exercised loans guaranteed by U.S. government agencies	91,503	79,092	36,576	8,121	8,139	NM	NM
Total core loans	$21,697,055	$20,994,470	$20,084,782	$19,599,090	$18,690,730	14%	16%

Niche loans:
Commercial
Franchise	$1,118,478	$1,136,929	$1,181,761	$1,227,234	$1,176,569	(12)%	(5)%
Mortgage warehouse lines of credit	297,374	398,085	261,847	359,818	468,162	(23)	(36)
Community Advantage - homeowners association	365,967	341,095	324,383	308,286	291,153	25	26
Insurance agency lending	879,183	906,375	833,720	813,897	260,482	11	NM
Premium Finance receivables
U.S. property & casualty insurance	4,983,795	4,781,042	4,271,828	4,178,474	3,921,289	26	27
Canada property & casualty insurance	729,545	760,405	665,580	677,013	695,688	10	5
Life insurance	8,004,856	7,608,433	7,354,163	7,042,810	6,655,453	18	20
Consumer and other	47,702	44,180	48,519	24,199	22,529	NM	NM
Total niche loans	$16,426,900	$15,976,544	$14,941,801	$14,631,731	$13,491,325	16%	22%

Commercial PPP loans:
Originated in 2020	$8,724	$18,547	$40,016	$74,412	$172,849	NM	(95)%
Originated in 2021	34,934	63,542	213,948	483,871	909,139	NM	(96)
Total commercial PPP loans	$43,658	$82,089	$253,964	$558,283	$1,081,988	NM	(96)%

Total loans, net of unearned income	$38,167,613	$37,053,103	$35,280,547	$34,789,104	$33,264,043	13%	15%
(1)Annualized.
(2)NM - Not meaningful.

TABLE 2: DEPOSIT PORTFOLIO MIX AND GROWTH RATES

						% Growth From
(Dollars in thousands)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2022 (1)	Sep 30, 2021
Balance:
Non-interest-bearing	$13,529,277	$13,855,844	$13,748,918	$14,179,980	$13,255,417	(9)%	2%
NOW and interest-bearing demand deposits	5,676,122	5,918,908	5,089,724	4,646,944	4,255,940	(16)	33
Wealth management deposits (2)	2,988,195	3,182,407	2,542,995	2,612,759	2,300,818	(24)	30
Money market	12,538,489	12,273,350	13,012,460	12,840,432	12,148,541	9	3
Savings	3,988,790	3,686,596	4,089,230	3,846,681	3,861,296	33	3
Time certificates of deposit	4,076,318	3,676,221	3,735,995	3,968,789	4,130,546	43	(1)
Total deposits	$42,797,191	$42,593,326	$42,219,322	$42,095,585	$39,952,558	2%	7%
Mix:
Non-interest-bearing	32%	33%	32%	34%	33%
NOW and interest-bearing demand deposits	13	13	12	11	11
Wealth management deposits (2)	7	7	6	6	6
Money market	29	29	31	31	30
Savings	9	9	10	9	10
Time certificates of deposit	10	9	9	9	10
Total deposits	100%	100%	100%	100%	100%
(1)Annualized.
(2)Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wintrust Investments, Chicago Deferred Exchange Company, LLC (“CDEC”), trust and asset management customers of the Company.

TABLE 3: TIME CERTIFICATES OF DEPOSIT MATURITY/RE-PRICING ANALYSIS
As of September 30, 2022

(Dollars in thousands)	Total Time Certificates of Deposit	Weighted-Average Rate of Maturing Time Certificates of Deposit (1)
1-3 months	$1,057,147	1.15%
4-6 months	631,633	0.56
7-9 months	608,612	0.51
10-12 months	674,541	1.01
13-18 months	686,225	1.26
19-24 months	164,543	0.81
24+ months	253,617	1.81
Total	$4,076,318	0.99%
(1)Weighted-average rate excludes the impact of purchase accounting fair value adjustments.

TABLE 4: QUARTERLY AVERAGE BALANCES

	Average Balance for three months ended,
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(In thousands)	2022	2022	2022	2021	2021
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents (1)	$3,039,907	$3,265,607	$4,563,726	$6,148,165	$5,112,720
Investment securities (2)	6,655,215	6,589,947	6,378,022	5,317,351	5,065,593
FHLB and FRB stock	142,304	136,930	135,912	135,414	136,001
Liquidity management assets (3)	9,837,426	9,992,484	11,077,660	11,600,930	10,314,314
Other earning assets (3)(4)	21,805	24,059	25,192	28,298	28,238
Mortgage loans held-for-sale	455,342	560,707	664,019	827,672	871,824
Loans, net of unearned income (3)(5)	37,431,126	35,860,329	34,830,520	33,677,777	32,985,445
Total earning assets (3)	47,745,699	46,437,579	46,597,391	46,134,677	44,199,821
Allowance for loan and investment security losses	(260,270)	(260,547)	(253,080)	(254,874)	(269,963)
Cash and due from banks	458,263	476,741	481,634	468,331	425,000
Other assets	2,779,002	2,699,653	2,675,899	2,770,643	2,837,652
Total assets	$50,722,694	$49,353,426	$49,501,844	$49,118,777	$47,192,510

NOW and interest-bearing demand deposits	$5,789,368	$5,230,702	$4,788,272	$4,439,242	$4,147,436
Wealth management deposits	3,078,764	2,835,267	2,505,800	2,646,879	2,353,721
Money market accounts	12,037,412	11,892,948	12,773,805	12,665,167	11,956,346
Savings accounts	3,862,579	3,882,856	3,904,299	3,766,037	3,851,523
Time deposits	3,675,930	3,687,778	3,861,371	4,058,282	4,236,317
Interest-bearing deposits	28,444,053	27,529,551	27,833,547	27,575,607	26,545,343
Federal Home Loan Bank advances	1,403,573	1,197,390	1,241,071	1,241,073	1,241,073
Other borrowings	478,909	489,779	494,267	501,933	512,785
Subordinated notes	437,191	437,084	436,966	436,861	436,746
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Total interest-bearing liabilities	31,017,292	29,907,370	30,259,417	30,009,040	28,989,513
Non-interest-bearing deposits	13,731,219	13,805,128	13,734,064	13,640,270	12,834,084
Other liabilities	1,178,796	1,114,818	1,007,903	1,035,514	1,024,998
Equity	4,795,387	4,526,110	4,500,460	4,433,953	4,343,915
Total liabilities and shareholders’ equity	$50,722,694	$49,353,426	$49,501,844	$49,118,777	$47,192,510

Net free funds/contribution (6)	$16,728,407	$16,530,209	$16,337,974	$16,125,637	$15,210,308
(1)Includes interest-bearing deposits from banks and securities purchased under resale agreements with original maturities of greater than three months. Cash equivalents include federal funds sold and securities purchased under resale agreements with original maturities of three months or less.
(2)Investment securities includes investment securities classified as available-for-sale and held-to-maturity, and equity securities with readily determinable fair values. Equity securities without readily determinable fair values are included within other assets.
(3)See “Supplemental Non-GAAP Financial Measures/Ratios” at Table 18 for additional information on this performance measure/ratio.
(4)Other earning assets include brokerage customer receivables and trading account securities.
(5)Loans, net of unearned income, include non-accrual loans.
(6)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 5: QUARTERLY NET INTEREST INCOME

	Net Interest Income for three months ended,
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(In thousands)	2022	2022	2022	2021	2021
Interest income:
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents	$17,466	$7,154	$2,118	$2,427	$2,000
Investment securities	39,071	37,013	32,863	27,696	25,681
FHLB and FRB stock	2,109	1,823	1,772	1,776	1,777
Liquidity management assets (1)	58,646	45,990	36,753	31,899	29,458
Other earning assets (1)	275	210	181	194	188
Mortgage loans held-for-sale	5,371	5,740	6,087	7,234	7,716
Loans, net of unearned income (1)	403,719	321,069	286,125	289,557	285,998
Total interest income	$468,011	$373,009	$329,146	$328,884	$323,360

Interest expense:
NOW and interest-bearing demand deposits	$8,041	$2,553	$1,990	$1,913	$1,916
Wealth management deposits	11,068	3,685	918	1,402	1,176
Money market accounts	18,916	8,559	7,648	7,658	7,905
Savings accounts	2,130	347	336	345	406
Time deposits	5,761	3,841	3,962	5,254	7,902
Interest-bearing deposits	45,916	18,985	14,854	16,572	19,305
Federal Home Loan Bank advances	6,812	4,878	4,816	4,923	4,931
Other borrowings	4,008	2,734	2,239	2,250	2,501
Subordinated notes	5,485	5,517	5,482	5,514	5,480
Junior subordinated debentures	2,809	2,050	1,567	2,744	2,744
Total interest expense	$65,030	$34,164	$28,958	$32,003	$34,961

Less: Fully taxable-equivalent adjustment	(1,533)	(1,041)	(894)	(905)	(903)
Net interest income (GAAP) (2)	401,448	337,804	299,294	295,976	287,496
Fully taxable-equivalent adjustment	1,533	1,041	894	905	903
Net interest income, fully taxable-equivalent (non-GAAP) (2)	$402,981	$338,845	$300,188	$296,881	$288,399
(1)Interest income on tax-advantaged loans, trading securities and investment securities reflects a taxable-equivalent adjustment based on the marginal federal corporate tax rate in effect as of the applicable period.
(2)See “Supplemental Non-GAAP Financial Measures/Ratios” at Table 18 for additional information on this performance measure/ratio.

TABLE 6: QUARTERLY NET INTEREST MARGIN

	Net Interest Margin for three months ended,
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
Yield earned on:
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents	2.28%	0.88%	0.19%	0.16%	0.16%
Investment securities	2.33	2.25	2.09	2.07	2.01
FHLB and FRB stock	5.88	5.34	5.29	5.20	5.18
Liquidity management assets	2.37	1.85	1.35	1.09	1.13
Other earning assets	5.01	3.49	2.91	2.71	2.64
Mortgage loans held-for-sale	4.68	4.11	3.72	3.47	3.51
Loans, net of unearned income	4.28	3.59	3.33	3.41	3.44
Total earning assets	3.89%	3.22%	2.86%	2.83%	2.90%

Rate paid on:
NOW and interest-bearing demand deposits	0.55%	0.20%	0.17%	0.17%	0.18%
Wealth management deposits	1.43	0.52	0.15	0.21	0.20
Money market accounts	0.62	0.29	0.24	0.24	0.26
Savings accounts	0.22	0.04	0.03	0.04	0.04
Time deposits	0.62	0.42	0.42	0.51	0.74
Interest-bearing deposits	0.64	0.28	0.22	0.24	0.29
Federal Home Loan Bank advances	1.93	1.63	1.57	1.57	1.58
Other borrowings	3.32	2.24	1.84	1.78	1.94
Subordinated notes	5.02	5.05	5.02	5.05	5.02
Junior subordinated debentures	4.33	3.20	2.47	4.23	4.23
Total interest-bearing liabilities	0.83%	0.46%	0.39%	0.42%	0.48%

Interest rate spread (1)(2)	3.06%	2.76%	2.47%	2.41%	2.42%
Less: Fully taxable-equivalent adjustment	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Net free funds/contribution (3)	0.29	0.17	0.14	0.14	0.17
Net interest margin (GAAP) (2)	3.34%	2.92%	2.60%	2.54%	2.58%
Fully taxable-equivalent adjustment	0.01	0.01	0.01	0.01	0.01
Net interest margin, fully taxable-equivalent (non-GAAP) (2)	3.35%	2.93%	2.61%	2.55%	2.59%
(1)Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.
(2)See “Supplemental Non-GAAP Financial Measures/Ratios” at Table 18 for additional information on this performance measure/ratio.
(3)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 7: YEAR-TO-DATE AVERAGE BALANCES, AND NET INTEREST INCOME AND MARGIN

	Average Balance for nine months ended,		Interest for nine months ended,		Yield/Rate for nine months ended,
(Dollars in thousands)	Sep 30, 2022	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents (1)	$3,617,498	$4,399,217	$26,738	$4,352	0.99%	0.13%
Investment securities (2)	6,542,077	4,597,997	108,947	69,562	2.23	2.02
FHLB and FRB stock	138,405	136,028	5,704	5,291	5.51	5.20
Liquidity management assets (3)(4)	$10,297,980	$9,133,242	$141,389	$79,205	1.84%	1.16%
Other earning assets (3)(4)(5)	23,673	24,016	666	463	3.76	2.59
Mortgage loans held-for-sale	559,258	1,003,868	17,198	24,935	4.11	3.32
Loans, net of unearned income (3)(4)(6)	36,050,185	32,839,837	1,010,913	845,598	3.75	3.44
Total earning assets (4)	$46,931,096	$43,000,963	$1,170,166	$950,201	3.33%	2.95%
Allowance for loan and investment security losses	(257,992)	(294,033)
Cash and due from banks	472,127	420,874
Other assets	2,718,562	2,922,933
Total assets	$49,863,793	$46,050,737

NOW and interest-bearing demand deposits	$5,273,115	$3,891,634	$12,584	$5,826	0.32%	0.20%
Wealth management deposits	2,808,709	2,265,212	15,671	3,133	0.75	0.18
Money market accounts	12,232,024	11,510,832	35,123	24,372	0.38	0.28
Savings accounts	3,883,092	3,723,420	2,813	1,238	0.10	0.04
Time deposits	3,741,014	4,579,161	13,564	36,978	0.48	1.08
Interest-bearing deposits	$27,937,954	$25,970,259	$79,755	$71,547	0.38%	0.37%
Federal Home Loan Bank advances	1,281,273	1,234,929	16,506	14,658	1.72	1.59
Other borrowings	487,595	518,946	8,981	7,678	2.46	1.98
Subordinated notes	437,081	436,641	16,484	16,469	5.03	5.03
Junior subordinated debentures	253,566	253,566	6,426	8,172	3.34	4.25
Total interest-bearing liabilities	$30,397,469	$28,414,341	$128,152	$118,524	0.56%	0.56%
Non-interest-bearing deposits	13,756,793	12,300,931
Other liabilities	1,101,132	1,079,614
Equity	4,608,399	4,255,851
Total liabilities and shareholders’ equity	$49,863,793	$46,050,737
Interest rate spread (4)(7)					2.77%	2.39%
Less: Fully taxable-equivalent adjustment			(3,468)	(2,696)	(0.01)	(0.01)
Net free funds/contribution (8)	$16,533,627	$14,586,622			0.20	0.20
Net interest income/margin (GAAP) (4)			$1,038,546	$828,981	2.96%	2.58%
Fully taxable-equivalent adjustment			3,468	2,696	0.01	0.01
Net interest income/margin, fully taxable-equivalent (non-GAAP) (4)			$1,042,014	$831,677	2.97%	2.59%
(1)Includes interest-bearing deposits from banks and securities purchased under resale agreements with original maturities of greater than three months. Cash equivalents include federal funds sold and securities purchased under resale agreements with original maturities of three months or less.
(2)Investment securities includes investment securities classified as available-for-sale and held-to-maturity, and equity securities with readily determinable fair values. Equity securities without readily determinable fair values are included within other assets.
(3)Interest income on tax-advantaged loans, trading securities and investment securities reflects a taxable-equivalent adjustment based on the marginal federal corporate tax rate in effect as of the applicable period.
(4)See “Supplemental Non-GAAP Financial Measures/Ratios” at Table 18 for additional information on this performance measure/ratio.
(5)Other earning assets include brokerage customer receivables and trading account securities.
(6)Loans, net of unearned income, include non-accrual loans.
(7)Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.
(8)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 8: INTEREST RATE SENSITIVITY

As an ongoing part of its financial strategy, the Company attempts to manage the impact of fluctuations in market interest rates on net interest income. Management measures its exposure to changes in interest rates by modeling many different interest rate scenarios.

The following interest rate scenarios display the percentage change in net interest income over a one-year time horizon assuming increases of 100 and 200 basis points and a decrease of 100 basis points. The Static Shock Scenario results incorporate actual cash flows and repricing characteristics for balance sheet instruments following an instantaneous, parallel change in market rates based upon a static (i.e. no growth or constant) balance sheet. Conversely, the Ramp Scenario results incorporate management’s projections of future volume and pricing of each of the product lines following a gradual, parallel change in market rates over twelve months. Actual results may differ from these simulated results due to timing, magnitude, and frequency of interest rate changes as well as changes in market conditions and management strategies. The interest rate sensitivity for both the Static Shock and Ramp Scenario is as follows:

Static Shock Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points
Sep 30, 2022	12.9%	7.1%	(8.7)%
Jun 30, 2022	17.0	9.0	(12.6)
Mar 31, 2022	21.4	11.0	(11.3)
Dec 31, 2021	25.3	12.4	(8.5)
Sep 30, 2021	24.3	11.5	(7.8)

Ramp Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points
Sep 30, 2022	6.5%	3.6%	(3.9)%
Jun 30, 2022	10.2	5.3	(6.9)
Mar 31, 2022	11.2	5.8	(7.1)
Dec 31, 2021	13.9	6.9	(5.6)
Sep 30, 2021	10.8	5.4	(3.8)

TABLE 9: MATURITIES AND SENSITIVITIES TO CHANGES IN INTEREST RATES

	Loans repricing or maturity period
As of September 30, 2022	One year or less	From one to five years	From five to fifteen years	After fifteen years	Total
(In thousands)
Commercial
Fixed rate	$469,049	$2,301,483	$1,516,860	$15,458	$4,302,850
Fixed rate - PPP	—	43,658	—	—	43,658
Variable rate	7,909,538	3,153	51	—	7,912,742
Total commercial	$8,378,587	$2,348,294	$1,516,911	$15,458	$12,259,250
Commercial real estate
Fixed rate	428,391	2,595,594	580,355	41,737	3,646,077
Variable rate	5,905,174	26,933	—	—	5,932,107
Total commercial real estate	$6,333,565	$2,622,527	$580,355	$41,737	$9,578,184
Home equity
Fixed rate	12,768	3,278	13,250	37	29,333
Variable rate	299,489	—	—	—	299,489
Total home equity	$312,257	$3,278	$13,250	$37	$328,822
Residential real estate
Fixed rate	13,424	4,647	30,725	1,024,557	1,073,353
Variable rate	58,622	223,238	880,246	—	1,162,106
Total residential real estate	$72,046	$227,885	$910,971	$1,024,557	$2,235,459
Premium finance receivables - property & casualty
Fixed rate	5,535,087	178,253	—	—	5,713,340
Variable rate	—	—	—	—	—
Total premium finance receivables - property & casualty	$5,535,087	$178,253	$—	$—	$5,713,340
Premium finance receivables - life insurance
Fixed rate	25,766	511,333	22,271	—	559,370
Variable rate	7,445,486	—	—	—	7,445,486
Total premium finance receivables - life insurance	$7,471,252	$511,333	$22,271	$—	$8,004,856
Consumer and other
Fixed rate	8,424	5,017	12	486	13,939
Variable rate	33,763	—	—	—	33,763
Total consumer and other	$42,187	$5,017	$12	$486	$47,702

Total per category
Fixed rate	6,492,909	5,599,605	2,163,473	1,082,275	15,338,262
Fixed rate - PPP	—	43,658	—	—	43,658
Variable rate	21,652,072	253,324	880,297	—	22,785,693
Total loans, net of unearned income	$28,144,981	$5,896,587	$3,043,770	$1,082,275	$38,167,613

Variable Rate Loan Pricing by Index:
Prime					$3,971,147
One- month LIBOR					5,057,295
Three- month LIBOR					197,233
Twelve- month LIBOR					5,701,876
One- year CMT					1,578,086
Other U.S. Treasury tenors					142,857
SOFR tenors					5,385,527
Ameribor tenors					334,478
BSBY tenors					38,138
Other					379,056
Total variable rate					$22,785,693
LIBOR - London Interbank Offered Rate.
SOFR - Secured Overnight Financing Rate.
CMT - Constant Maturity Treasury Rate.
Ameribor - American Interbank Offered Rate.
BSBY - Bloomberg Short Term Bank Yield Index.

1M LIBOR
3M LIBOR
12M LIBOR
1M SOFR
PRIME
LIBOR & SOFR
PRIME
5.20
4.80
4.40
4.00
3.60
3.20
2.80
2.40
2.00
1.60
1.20
0.80
0.40
0.00
7.50
7.00
6.50
6.00
5.50
5.00
4.50
4.00
3.50
3.00
2.50
2.00
1.50
1.00
0.50
0.00
9/30/21
10/31/21
11/30/21
12/31/21
1/31/22
2/28/22
3/31/22
4/30/22
5/31/22
6/30/22
7/31/22
8/31/22
9/30/22

| | 9/30/2021 | 10/31/2021 | 11/30/2021 | 12/31/2021 | 1/31/2022 | 2/28/2022 | 3/31/2022 | 4/30/2022 | 5/31/2022 | 6/30/2022 | 7/31/2022 | 8/31/2022 | 9/30/2022 |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| **1M SOFR** | 0.06 | 0.04 | 0.05 | 0.05 | 0.05 | 0.22 | 0.30 | 0.77 | 1.08 | 1.69 | 2.28 | 2.52 | 3.04 |
| **1M Libor** | 0.08 | 0.09 | 0.09 | 0.10 | 0.11 | 0.24 | 0.45 | 0.80 | 1.12 | 1.79 | 2.36 | 2.55 | 3.14 |
| **3M Libor** | 0.13 | 0.13 | 0.17 | 0.21 | 0.31 | 0.50 | 0.96 | 1.33 | 1.61 | 2.29 | 2.79 | 3.10 | 3.75 |
| **12M Libor** | 0.24 | 0.36 | 0.38 | 0.58 | 0.96 | 1.29 | 2.10 | 2.63 | 2.74 | 3.62 | 3.71 | 4.22 | 4.78 |
| **Prime** | 3.25 | 3.25 | 3.25 | 3.25 | 3.25 | 3.25 | 3.50 | 3.50 | 4.00 | 4.75 | 5.50 | 5.50 | 6.25 |

Source: Bloomberg

As noted in the table on the previous page, the majority of the Company’s portfolio is tied to LIBOR and SOFR indices which, as shown in the table above, do not mirror the same changes as the Prime rate which has historically moved when the Federal Reserve raises or lowers interest rates. Specifically, the Company has variable rate loans of $5.1 billion tied to one-month LIBOR, $5.7 billion tied to twelve-month LIBOR and $4.6 billion tied to one-month SOFR. The above chart shows:

	Basis Point (bp) Change in
	Prime		1-month LIBOR		12-month LIBOR		1-month SOFR
Third Quarter 2022	150	bps	135	bps	116	bps	135	bps
Second Quarter 2022	125		134		152		139
First Quarter 2022	25		35		152		25
Fourth Quarter 2021	0		2		34		-1
Third Quarter 2021	0		-2		-1		1

TABLE 10: ALLOWANCE FOR CREDIT LOSSES

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,	Sep 30,
(Dollars in thousands)	2022	2022	2022	2021	2021	2022	2021
Allowance for credit losses at beginning of period	$312,192	$301,327	$299,731	$296,138	$304,121	$299,731	$379,969
Provision for credit losses	6,420	20,417	4,106	9,299	(7,916)	30,943	(68,562)
Initial allowance for credit losses recognized on PCD assets acquired during the period (1)	—	—	—	470	—	—	—
Other adjustments	(105)	(56)	22	5	(65)	(139)	—
Charge-offs:
Commercial	780	8,928	1,414	4,431	1,352	11,122	16,370
Commercial real estate	24	40	777	495	406	841	2,798
Home equity	43	192	197	135	59	432	201
Residential real estate	5	—	466	1,067	10	471	15
Premium finance receivables - property & casualty	6,037	2,903	1,671	2,314	1,390	10,611	6,706
Premium finance receivables - life insurance	—	—	7	—	—	7	—
Consumer and other	635	253	193	157	112	1,081	330
Total charge-offs	7,524	12,316	4,725	8,599	3,329	24,565	26,420
Recoveries:
Commercial	2,523	996	538	389	816	4,057	2,170
Commercial real estate	55	553	32	217	373	640	1,087
Home equity	38	123	93	461	313	254	742
Residential real estate	60	6	5	85	5	71	245
Premium finance receivables - property & casualty	1,648	1,119	1,476	1,240	1,728	4,243	6,749
Premium finance receivables - life insurance	—	—	—	—	—	—	—
Consumer and other	31	23	49	26	92	103	158
Total recoveries	4,355	2,820	2,193	2,418	3,327	9,368	11,151
Net charge-offs	(3,169)	(9,496)	(2,532)	(6,181)	(2)	(15,197)	(15,269)
Allowance for credit losses at period end	$315,338	$312,192	$301,327	$299,731	$296,138	$315,338	$296,138

Annualized net charge-offs (recoveries) by category as a percentage of its own respective category’s average:
Commercial	(0.06)%	0.27%	0.03%	0.14%	0.02%	0.08%	0.16%
Commercial real estate	0.00	(0.02)	0.03	0.01	0.00	0.00	0.03
Home equity	0.01	0.09	0.13	(0.38)	(0.28)	0.07	(0.19)
Residential real estate	(0.01)	0.00	0.11	0.25	0.00	0.03	(0.02)
Premium finance receivables - property & casualty	0.30	0.14	0.02	0.09	(0.03)	0.16	0.00
Premium finance receivables - life insurance	—	—	0.00	—	—	0.00	—
Consumer and other	4.02	1.31	1.19	0.95	0.26	2.19	0.54
Total loans, net of unearned income	0.03%	0.11%	0.03%	0.07%	0.00%	0.06%	0.06%

Loans at period end	$38,167,613	$37,053,103	$35,280,547	$34,789,104	$33,264,043
Allowance for loan losses as a percentage of loans at period end	0.64%	0.68%	0.71%	0.71%	0.75%
Allowance for loan and unfunded lending-related commitment losses as a percentage of loans at period end	0.83	0.84	0.85	0.86	0.89
Allowance for loan and unfunded lending-related commitment losses as a percentage of loans at period end, excluding PPP loans	0.83	0.84	0.86	0.88	0.92
(1)The initial allowance for credit losses on purchased credit deteriorated (“PCD”) loans acquired during the period measured approximately $2.8 million, of which approximately $2.3 million was charged-off related to PCD loans that met the Company’s charge-off policy at the time of acquisition. After considering these loans that were immediately charged-off, the net impact of PCD allowance for credit losses at the acquisition date was approximately $470,000.

TABLE 11: ALLOWANCE AND PROVISION FOR CREDIT LOSSES BY COMPONENT

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,	Sep 30,
(In thousands)	2022	2022	2022	2021	2021	2022	2021
Provision for loan losses	$(2,385)	$10,782	$5,214	$4,929	$(12,410)	$13,611	$(55,492)
Provision for unfunded lending-related commitments losses	8,578	9,711	(1,189)	4,375	4,501	17,100	(13,092)
Provision for held-to-maturity securities losses	227	(76)	81	(5)	(7)	232	22
Provision for credit losses	$6,420	$20,417	$4,106	$9,299	$(7,916)	$30,943	$(68,562)

Allowance for loan losses	$246,110	$251,769	$250,539	$247,835	$248,612
Allowance for unfunded lending-related commitments losses	68,918	60,340	50,629	51,818	47,443
Allowance for loan losses and unfunded lending-related commitments losses	315,028	312,109	301,168	299,653	296,055
Allowance for held-to-maturity securities losses	310	83	159	78	83
Allowance for credit losses	$315,338	$312,192	$301,327	$299,731	$296,138

TABLE 12: ALLOWANCE BY LOAN PORTFOLIO

The table below summarizes the calculation of allowance for loan losses and allowance for unfunded lending-related commitments losses for the Company’s loan portfolios as well as core and niche portfolios, as of September 30, 2022, June 30, 2022 and March 31, 2022.

	As of Sep 30, 2022			As of Jun 30, 2022			As of Mar 31, 2022
(Dollars in thousands)	Recorded Investment	Calculated Allowance	% of its category’s balance	Recorded Investment	Calculated Allowance	% of its category’s balance	Recorded Investment	Calculated Allowance	% of its category’s balance
Commercial:
Commercial, industrial and other, excluding PPP loans	$12,215,592	$135,315	1.11%	$11,965,016	$142,916	1.19%	$11,329,999	$120,910	1.07%
Commercial PPP loans	43,658	1	0.00	82,089	3	0.00	253,964	1	0.00
Commercial real estate:
Construction and development	1,525,511	51,389	3.37	1,506,318	45,522	3.02	1,396,406	34,206	2.45
Non-construction	8,052,673	99,329	1.23	7,900,887	98,210	1.24	7,838,668	110,700	1.41
Home equity	328,822	7,055	2.15	325,826	6,990	2.15	321,435	10,566	3.29
Residential real estate	2,235,459	11,023	0.49	2,078,907	10,479	0.50	1,799,985	9,429	0.52
Premium finance receivables
Commercial insurance loans	5,713,340	9,736	0.17	5,541,447	6,840	0.12	4,937,408	14,082	0.29
Life insurance loans	8,004,856	696	0.01	7,608,433	662	0.01	7,354,163	640	0.01
Consumer and other	47,702	484	1.01	44,180	487	1.10	48,519	634	1.31
Total loans, net of unearned income	$38,167,613	$315,028	0.83%	$37,053,103	$312,109	0.84%	$35,280,547	$301,168	0.85%
Total loans, net of unearned income, excluding PPP loans	$38,123,955	$315,027	0.83%	$36,971,014	$312,106	0.84%	$35,026,583	$301,167	0.86%

Total core loans (1)	$21,697,055	$273,947	1.26%	$20,994,470	$275,188	1.31%	$20,084,782	$262,447	1.31%
Total niche loans (1)	16,426,900	41,080	0.25	15,976,544	36,918	0.23	14,941,801	38,720	0.26
Total PPP loans	43,658	1	0.00	82,089	3	0.00	253,964	1	0.00

(1)See Table 1 for additional detail on core and niche loans.

TABLE 13: LOAN PORTFOLIO AGING

(In thousands)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
Loan Balances:
Commercial
Nonaccrual	$44,293	$32,436	$16,878	$20,399	$26,468
90+ days and still accruing	237	—	—	15	—
60-89 days past due	24,641	16,789	1,294	24,262	9,768
30-59 days past due	34,917	14,120	31,889	43,861	25,224
Current	12,155,162	11,983,760	11,533,902	11,815,531	11,126,512
Total commercial	$12,259,250	$12,047,105	$11,583,963	$11,904,068	$11,187,972
Commercial real estate
Nonaccrual	$10,477	$10,718	$12,301	$21,746	$23,706
90+ days and still accruing	—	—	—	—	—
60-89 days past due	6,041	6,771	2,648	284	5,395
30-59 days past due	29,971	34,220	30,141	40,443	79,818
Current	9,531,695	9,355,496	9,189,984	8,927,813	8,776,795
Total commercial real estate	$9,578,184	$9,407,205	$9,235,074	$8,990,286	$8,885,714
Home equity
Nonaccrual	$1,320	$1,084	$1,747	$2,574	$3,449
90+ days and still accruing	—	—	—	—	164
60-89 days past due	125	154	199	—	340
30-59 days past due	848	930	545	1,120	867
Current	326,529	323,658	318,944	331,461	342,842
Total home equity	$328,822	$325,826	$321,435	$335,155	$347,662
Residential real estate
Early buy-out loans guaranteed by U.S. government agencies (1)	$148,664	$113,856	50,096	$30,828	$26,986
Nonaccrual	9,787	8,330	7,262	16,440	22,633
90+ days and still accruing	—	—	—	—	—
60-89 days past due	2,149	534	293	982	1,540
30-59 days past due	15	147	18,808	12,145	1,076
Current	2,074,844	1,956,040	1,723,526	1,576,704	1,495,501
Total residential real estate	$2,235,459	$2,078,907	$1,799,985	$1,637,099	$1,547,736
Premium finance receivables - property & casualty
Nonaccrual	$13,026	$13,303	$6,707	$5,433	$7,300
90+ days and still accruing	16,624	6,447	12,363	7,210	5,811
60-89 days past due	15,301	15,299	8,890	15,490	10,642
30-59 days past due	21,128	23,313	21,278	22,419	14,614
Current	5,647,261	5,483,085	4,888,170	4,804,935	4,578,610
Total Premium finance receivables - property & casualty	$5,713,340	$5,541,447	$4,937,408	$4,855,487	$4,616,977
Premium finance receivables - life insurance
Nonaccrual	$—	$—	$—	$—	$—
90+ days and still accruing	1,831	—	—	7	—
60-89 days past due	13,628	1,796	22,401	12,614	5,162
30-59 days past due	44,954	65,155	15,522	66,651	7,040
Current	7,944,443	7,541,482	7,316,240	6,963,538	6,643,251
Total Premium finance receivables - life insurance	$8,004,856	$7,608,433	$7,354,163	$7,042,810	$6,655,453
Consumer and other
Nonaccrual	$7	$8	$4	$477	$384
90+ days and still accruing	31	25	43	137	126
60-89 days past due	26	8	5	34	16
30-59 days past due	343	119	221	509	125
Current	47,295	44,020	48,246	23,042	21,878
Total consumer and other	$47,702	$44,180	$48,519	$24,199	$22,529
Total loans, net of unearned income
Early buy-out loans guaranteed by U.S. government agencies (1)	$148,664	$113,856	$50,096	$30,828	$26,986
Nonaccrual	78,910	65,879	44,899	67,069	83,940
90+ days and still accruing	18,723	6,472	12,406	7,369	6,101
60-89 days past due	61,911	41,351	35,730	53,666	32,863
30-59 days past due	132,176	138,004	118,404	187,148	128,764
Current	37,727,229	36,687,541	35,019,012	34,443,024	32,985,389
Total loans, net of unearned income	$38,167,613	$37,053,103	$35,280,547	$34,789,104	$33,264,043
(1)Early buy-out loans are insured or guaranteed by the Federal Housing Administration or the U.S. Department of Veterans Affairs, subject to indemnifications and insurance limits for certain loans.

TABLE 14: NON-PERFORMING ASSETS(1) AND TROUBLED DEBT RESTRUCTURINGS (“TDRs”)

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands)	2022	2022	2022	2021	2021
Loans past due greater than 90 days and still accruing (2):
Commercial	$237	$—	$—	$15	$—
Commercial real estate	—	—	—	—	—
Home equity	—	—	—	—	164
Residential real estate	—	—	—	—	—
Premium finance receivables - property & casualty	16,624	6,447	12,363	7,210	5,811
Premium finance receivables - life insurance	1,831	—	—	7	—
Consumer and other	31	25	43	137	126
Total loans past due greater than 90 days and still accruing	18,723	6,472	12,406	7,369	6,101
Non-accrual loans:
Commercial	44,293	32,436	16,878	20,399	26,468
Commercial real estate	10,477	10,718	12,301	21,746	23,706
Home equity	1,320	1,084	1,747	2,574	3,449
Residential real estate	9,787	8,330	7,262	16,440	22,633
Premium finance receivables - property & casualty	13,026	13,303	6,707	5,433	7,300
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	7	8	4	477	384
Total non-accrual loans	78,910	65,879	44,899	67,069	83,940
Total non-performing loans:
Commercial	44,530	32,436	16,878	20,414	26,468
Commercial real estate	10,477	10,718	12,301	21,746	23,706
Home equity	1,320	1,084	1,747	2,574	3,613
Residential real estate	9,787	8,330	7,262	16,440	22,633
Premium finance receivables - property & casualty	29,650	19,750	19,070	12,643	13,111
Premium finance receivables - life insurance	1,831	—	—	7	—
Consumer and other	38	33	47	614	510
Total non-performing loans	$97,633	$72,351	$57,305	$74,438	$90,041
Other real estate owned	5,376	5,574	4,978	1,959	9,934
Other real estate owned - from acquisitions	1,311	1,265	1,225	2,312	3,911
Other repossessed assets	—	—	—	—	—
Total non-performing assets	$104,320	$79,190	$63,508	$78,709	$103,886
Accruing TDRs not included within non-performing assets	$34,238	$36,184	$35,922	$37,486	$38,468
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.36%	0.27%	0.15%	0.17%	0.24%
Commercial real estate	0.11	0.11	0.13	0.24	0.27
Home equity	0.40	0.33	0.54	0.77	1.04
Residential real estate	0.44	0.40	0.40	1.00	1.46
Premium finance receivables - property & casualty	0.52	0.36	0.39	0.26	0.28
Premium finance receivables - life insurance	0.02	—	—	0.00	—
Consumer and other	0.08	0.07	0.10	2.54	2.26
Total loans, net of unearned income	0.26%	0.20%	0.16%	0.21%	0.27%
Total non-performing assets as a percentage of total assets	0.20%	0.16%	0.13%	0.16%	0.22%
Allowance for loan losses and unfunded lending-related commitments losses as a percentage of non-accrual loans	399.22%	473.76%	670.77%	446.78%	352.70%

(1)Excludes early buy-out loans guaranteed by U.S. government agencies. Early buy-out loans are insured or guaranteed by the Federal Housing Administration or the U.S. Department of Veterans Affairs, subject to indemnifications and insurance limits for certain loans.
(2)As of September 30, 2022, June 30, 2022, March 31, 2022, December 31, 2021, and September 30, 2021, approximately $1.1 million, $541,000, $320,000, $320,000 and $445,000, respectively, of TDRs were past due greater than 90 days and still accruing interest.

Non-performing Loans Rollforward, excluding early buy-out loans guaranteed by U.S. government agencies

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,	Sep 30,
(In thousands)	2022	2022	2022	2021	2021	2022	2021

Balance at beginning of period	$72,351	$57,305	$74,438	$90,041	$87,690	$74,438	$127,513
Additions from becoming non-performing in the respective period	35,234	22,841	4,141	6,851	9,341	62,216	31,997
Return to performing status	(154)	(1,000)	(729)	(6,616)	(3,322)	(1,883)	(3,976)
Payments received	(20,417)	(4,029)	(20,139)	(13,212)	(5,568)	(44,585)	(40,611)
Transfer to OREO and other repossessed assets	(185)	(1,611)	(4,377)	(275)	(720)	(6,173)	(5,752)
Charge-offs, net	(341)	(1,969)	(2,354)	(5,167)	(548)	(4,664)	(8,184)
Net change for niche loans (1)	11,145	814	6,325	2,816	3,168	18,284	(10,946)
Balance at end of period	$97,633	$72,351	$57,305	$74,438	$90,041	$97,633	$90,041
(1)This includes activity for premium finance receivables and indirect consumer loans.

TDRs

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(In thousands)	2022	2022	2022	2021	2021
Accruing TDRs:
Commercial	$2,254	$2,456	$2,773	$4,131	$4,532
Commercial real estate	8,967	9,659	10,068	8,421	8,385
Residential real estate and other	23,017	24,069	23,081	24,934	25,551
Total accrual	$34,238	$36,184	$35,922	$37,486	$38,468
Non-accrual TDRs: (1)
Commercial	$4,599	$4,786	$4,935	$6,746	$3,079
Commercial real estate	1,880	1,955	2,050	2,050	3,239
Residential real estate and other	2,516	2,453	1,964	3,027	3,685
Total non-accrual	$8,995	$9,194	$8,949	$11,823	$10,003
Total TDRs:
Commercial	$6,853	$7,242	$7,708	$10,877	$7,611
Commercial real estate	10,847	11,614	12,118	10,471	11,624
Residential real estate and other	25,533	26,522	25,045	27,961	29,236
Total TDRs	$43,233	$45,378	$44,871	$49,309	$48,471
(1)Included in total non-performing loans.

Other Real Estate Owned

	Three Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(In thousands)	2022	2022	2022	2021	2021
Balance at beginning of period	$6,839	$6,203	$4,271	$13,845	$15,572
Disposals/resolved	(133)	(1,172)	(2,497)	(9,664)	(1,949)
Transfers in at fair value, less costs to sell	134	2,090	4,429	275	315
Fair value adjustments	(153)	(282)	—	(185)	(93)
Balance at end of period	$6,687	$6,839	$6,203	$4,271	$13,845

	Period End
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
Balance by Property Type:	2022	2022	2022	2021	2021
Residential real estate	$1,585	$1,630	$1,127	$1,310	$1,592
Residential real estate development	—	133	—	—	934
Commercial real estate	5,102	5,076	5,076	2,961	11,319
Total	$6,687	$6,839	$6,203	$4,271	$13,845

TABLE 15: NON-INTEREST INCOME

	Three Months Ended					Q3 2022 compared to Q2 2022		Q3 2022 compared to Q3 2021
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands)	2022	2022	2022	2021	2021	$ Change	% Change	$ Change	% Change
Brokerage	$4,587	$4,272	$4,632	$5,292	$5,230	$315	7%	$(643)	(12)%
Trust and asset management	28,537	27,097	26,762	27,197	26,301	1,440	5	2,236	9
Total wealth management	33,124	31,369	31,394	32,489	31,531	1,755	6	1,593	5
Mortgage banking	27,221	33,314	77,231	53,138	55,794	(6,093)	(18)	(28,573)	(51)
Service charges on deposit accounts	14,349	15,888	15,283	14,734	14,149	(1,539)	(10)	200	1
Losses on investment securities, net	(3,103)	(7,797)	(2,782)	(1,067)	(2,431)	4,694	(60)	(672)	28
Fees from covered call options	1,366	1,069	3,742	1,128	1,157	297	28	209	18
Trading (losses) gains, net	(7)	176	3,889	206	58	(183)	NM	(65)	NM
Operating lease income, net	12,644	15,007	15,475	14,204	12,807	(2,363)	(16)	(163)	(1)
Other:
Interest rate swap fees	1,997	3,300	4,569	3,526	4,868	(1,303)	(39)	(2,871)	(59)
BOLI	248	(884)	48	1,192	2,154	1,132	NM	(1,906)	(88)
Administrative services	1,533	1,591	1,853	1,846	1,359	(58)	(4)	174	13
Foreign currency remeasurement (losses) gains	(93)	97	11	111	77	(190)	NM	(170)	NM
Early pay-offs of capital leases	138	160	265	249	209	(22)	(14)	(71)	(34)
Miscellaneous	12,065	9,652	11,812	12,011	14,742	2,413	25	(2,677)	(18)
Total Other	15,888	13,916	18,558	18,935	23,409	1,972	14	(7,521)	(32)
Total Non-Interest Income	$101,482	$102,942	$162,790	$133,767	$136,474	$(1,460)	(1)%	$(34,992)	(26)%
NM - Not meaningful.
BOLI - Bank-owned life insurance

	Nine Months Ended
	Sep 30,	Sep 30,	$	%
(Dollars in thousands)	2022	2021	Change	Change
Brokerage	$13,491	$15,418	$(1,927)	(12)%
Trust and asset management	82,396	76,112	6,284	8
Total wealth management	95,887	91,530	4,357	5
Mortgage banking	137,766	219,872	(82,106)	(37)
Service charges on deposit accounts	45,520	39,434	6,086	15
(Losses) gains on investment securities, net	(13,682)	8	(13,690)	NM
Fees from covered call options	6,177	2,545	3,632	143
Trading gains, net	4,058	39	4,019	NM
Operating lease income, net	43,126	39,487	3,639	9
Other:
Interest rate swap fees	9,866	10,176	(310)	(3)
BOLI	(588)	4,620	(5,208)	NM
Administrative services	4,977	3,843	1,134	30
Foreign currency remeasurement gains (losses)	15	(606)	621	NM
Early pay-offs of leases	563	352	211	60
Miscellaneous	33,529	41,053	(7,524)	(18)
Total Other	48,362	59,438	(11,076)	(19)
Total Non-Interest Income	$367,214	$452,353	$(85,139)	(19)%
NM - Not meaningful.
BOLI - Bank-owned life insurance

TABLE 16: MORTGAGE BANKING

	Three Months Ended					Nine Months Ended
(Dollars in thousands)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
Originations:
Retail originations	$448,846	$595,601	$647,785	$980,627	$1,153,265	$1,692,232	$4,123,650
Veterans First originations	211,901	225,378	247,738	318,244	405,663	685,017	1,381,256
Total originations for sale (A)	$660,747	$820,979	$895,523	$1,298,871	$1,558,928	$2,377,249	$5,504,906
Originations for investment	199,701	297,713	274,628	177,676	181,886	772,042	753,493
Total originations	$860,448	$1,118,692	$1,170,151	$1,476,547	$1,740,814	$3,149,291	$6,258,399

Retail originations as a percentage of originations for sale	68%	73%	72%	75%	74%	71%	75%
Veterans First originations as a percentage of originations for sale	32	27	28	25	26	29	25

Purchases as a percentage of originations for sale	82%	78%	53%	52%	56%	69%	43%
Refinances as a percentage of originations for sale	18	22	47	48	44	31	57

Production Margin:
Production revenue (B) (1)	$9,084	$17,511	$14,585	$28,182	$39,247	$41,180	$148,060

Total originations for sale (A)	$660,747	$820,979	$895,523	$1,298,871	$1,558,928	$2,377,249	$5,504,906
Add: Current period end mandatory interest rate lock commitments to fund originations for sale (2)	179,468	301,322	330,196	353,509	510,982	179,468	510,982
Less: Prior period end mandatory interest rate lock commitments to fund originations for sale (2)	301,322	330,196	353,509	510,982	605,400	353,509	1,072,717
Total mortgage production volume (C)	$538,893	$792,105	$872,210	$1,141,398	$1,464,510	$2,203,208	$4,943,171

Production margin (B / C)	1.69%	2.21%	1.67%	2.47%	2.68%	1.87%	3.00%

Mortgage Servicing:
Loans serviced for others (D)	$13,925,755	$13,643,623	$13,426,535	$13,126,254	$12,720,126
MSRs, at fair value (E)	229,671	212,664	199,146	147,571	133,552
Percentage of MSRs to loans serviced for others (E / D)	1.65%	1.56%	1.48%	1.12%	1.05%
Servicing income	$11,435	$10,979	$10,851	$10,766	$10,454	$33,265	$29,920

Components of MSR:
MSR - current period capitalization	$13,260	$11,210	$14,401	$15,080	$15,546	$38,871	$57,674
MSR - collection of expected cash flows - paydowns	(1,644)	(1,598)	(1,215)	(1,101)	(1,036)	(4,457)	(2,755)
MSR - collection of expected cash flows - payoffs	(4,397)	(5,240)	(4,801)	(6,385)	(7,558)	(14,438)	(24,547)
MSR - changes in fair value model assumptions	9,788	9,147	43,365	6,656	(888)	62,300	11,617
Changes in fair value of derivative contract held as an economic hedge, net	(2,318)	—	—	—	—	(2,318)	—
MSR valuation adjustment, net of changes in fair value of derivative contract held as an economic hedge	$7,470	$9,147	$43,365	$6,656	$(888)	$59,982	$11,617

Summary of Mortgage Banking Revenue:
Production revenue (1)	$9,084	$17,511	$14,585	$28,182	$39,247	$41,180	$148,060
Servicing income	11,435	10,979	10,851	10,766	10,454	33,265	29,920
MSR activity	14,689	13,519	51,750	14,250	6,064	79,958	41,989
Changes in fair value of early buy-out loans guaranteed by U.S. government agencies and other revenue	(7,987)	(8,695)	45	(60)	29	(16,637)	(97)
Total mortgage banking revenue	$27,221	$33,314	$77,231	$53,138	$55,794	$137,766	$219,872
(1)Production revenue represents revenue earned from the origination and subsequent sale of mortgages, including gains on loans sold and fees from originations, changes in other related financial instruments carried at fair value, processing and other related activities, and excludes servicing fees, changes in the fair value of servicing rights and changes to the mortgage recourse obligation and other non-production revenue.
(2)Certain volume adjusted for the estimated pull-through rate of the loan, which represents the Company’s best estimate of the likelihood that a committed loan will ultimately fund.

TABLE 17: NON-INTEREST EXPENSE

	Three Months Ended					Q3 2022 compared to Q2 2022		Q3 2022 compared to Q3 2021
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands)	2022	2022	2022	2021	2021	$ Change	% Change	$ Change	% Change
Salaries and employee benefits:
Salaries	$97,419	$92,414	$92,116	$91,612	$88,161	$5,005	5%	$9,258	11%
Commissions and incentive compensation	50,403	46,131	51,793	49,923	57,026	4,272	9	(6,623)	(12)
Benefits	28,273	28,781	28,446	25,596	25,725	(508)	(2)	2,548	10
Total salaries and employee benefits	176,095	167,326	172,355	167,131	170,912	8,769	5	5,183	3
Software and equipment	24,126	24,250	22,810	23,708	22,029	(124)	(1)	2,097	10
Operating lease equipment depreciation	9,448	8,774	9,708	10,147	10,013	674	8	(565)	(6)
Occupancy, net	17,727	17,651	17,824	18,343	18,158	76	0	(431)	(2)
Data processing	7,767	8,010	7,505	7,207	7,104	(243)	(3)	663	9
Advertising and marketing	16,600	16,615	11,924	13,981	13,443	(15)	0	3,157	23
Professional fees	7,544	7,876	8,401	7,551	7,052	(332)	(4)	492	7
Amortization of other acquisition-related intangible assets	1,492	1,579	1,609	1,811	1,877	(87)	(6)	(385)	(21)
FDIC insurance	7,186	6,949	7,729	7,317	6,750	237	3	436	6
OREO expense, net	229	294	(1,032)	(641)	(1,531)	(65)	(22)	1,760	NM
Other:
Lending expenses, net of deferred origination costs	4,533	4,270	6,821	5,525	5,999	263	6	(1,466)	(24)
Travel and entertainment	4,252	3,897	2,676	3,782	3,668	355	9	584	16
Miscellaneous	19,470	21,177	15,968	17,537	16,670	(1,707)	(8)	2,800	17
Total other	28,255	29,344	25,465	26,844	26,337	(1,089)	(4)	1,918	7
Total Non-Interest Expense	$296,469	$288,668	$284,298	$283,399	$282,144	$7,801	3%	$14,325	5%
NM - Not meaningful.

	Nine Months Ended
	Sep 30,	Sep 30,	$	%
(Dollars in thousands)	2022	2021	Change	Change
Salaries and employee benefits:
Salaries	$281,949	$270,303	$11,646	4%
Commissions and incentive compensation	148,327	172,144	(23,817)	(14)
Benefits	85,500	82,091	3,409	4
Total salaries and employee benefits	515,776	524,538	(8,762)	(2)
Software and equipment	71,186	63,807	7,379	12
Operating lease equipment depreciation	27,930	30,733	(2,803)	(9)
Occupancy, net	53,202	55,841	(2,639)	(5)
Data processing	23,282	20,072	3,210	16
Advertising and marketing	45,139	33,294	11,845	36
Professional fees	23,821	21,943	1,878	9
Amortization of other acquisition-related intangible assets	4,680	5,923	(1,243)	(21)
FDIC insurance	21,864	19,713	2,151	11
OREO expense, net	(509)	(1,013)	504	(50)
Other:
Lending expenses, net of deferred origination costs	15,624	17,269	(1,645)	(10)
Travel and entertainment	10,825	6,266	4,559	73
Miscellaneous	56,615	50,759	5,856	12
Total other	83,064	74,294	8,770	12
Total Non-Interest Expense	$869,435	$849,145	$20,290	2%

TABLE 18: SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES/RATIOS

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. These include taxable-equivalent net interest income (including its individual components), taxable-equivalent net interest margin (including its individual components), the taxable-equivalent efficiency ratio, tangible common equity ratio, tangible book value per common share, return on average tangible common equity, pre-tax income, excluding provision for credit losses, and pre-tax income, excluding provision for credit losses, adjusted for changes in fair value of MSRs, net of economic hedge and early buy-out loans guaranteed by U.S. government agencies. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the Company’s interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis using tax rates effective as of the end of the period. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a fully taxable-equivalent basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses), measures how much it costs to produce one dollar of revenue. Securities gains or losses are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity ratio and tangible book value per common share as useful measurements of the Company’s equity. The Company references the return on average tangible common equity as a measurement of profitability. Management considers pre-tax income, excluding provision for credit losses, and pre-tax income, excluding provision for credit losses, adjusted for changes in fair value of MSRs, net of economic hedge and early buy-out loans guaranteed by U.S. government agencies, as useful measurements of the Company’s core net income.

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,	Sep 30,
(Dollars and shares in thousands)	2022	2022	2022	2021	2021	2022	2021
Reconciliation of Non-GAAP Net Interest Margin and Efficiency Ratio:
(A) Interest Income (GAAP)	$466,478	$371,968	$328,252	$327,979	$322,457	$1,166,698	$947,505
Taxable-equivalent adjustment:
- Loans	1,030	568	427	417	411	2,025	1,210
- Liquidity Management Assets	502	472	465	486	492	1,439	1,486
- Other Earning Assets	1	1	2	2	—	4	—
(B) Interest Income (non-GAAP)	$468,011	$373,009	$329,146	$328,884	$323,360	$1,170,166	$950,201
(C) Interest Expense (GAAP)	65,030	34,164	28,958	32,003	34,961	128,152	118,524
(D) Net Interest Income (GAAP) (A minus C)	$401,448	$337,804	$299,294	$295,976	$287,496	$1,038,546	$828,981
(E) Net Interest Income (non-GAAP) (B minus C)	$402,981	$338,845	$300,188	$296,881	$288,399	$1,042,014	$831,677
Net interest margin (GAAP)	3.34%	2.92%	2.60%	2.54%	2.58%	2.96%	2.58%
Net interest margin, fully taxable-equivalent (non-GAAP)	3.35	2.93	2.61	2.55	2.59	2.97	2.59
(F) Non-interest income	$101,482	$102,942	$162,790	$133,767	$136,474	$367,214	$452,353
(G) (Losses) gains on investment securities, net	(3,103)	(7,797)	(2,782)	(1,067)	(2,431)	(13,682)	8
(H) Non-interest expense	296,469	288,668	284,298	283,399	282,144	869,435	849,145
Efficiency ratio (H/(D+F-G))	58.59%	64.36%	61.16%	65.78%	66.17%	61.25%	66.27%
Efficiency ratio (non-GAAP) (H/(E+F-G))	58.41	64.21	61.04	65.64	66.03	61.10	66.13

Reconciliation of Non-GAAP Tangible Common Equity Ratio:
Total shareholders’ equity (GAAP)	$4,637,980	$4,727,623	$4,492,256	$4,498,688	$4,410,317
Less: Non-convertible preferred stock (GAAP)	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)
Less: Intangible assets (GAAP)	(676,699)	(679,827)	(682,101)	(683,456)	(675,910)
(I) Total tangible common shareholders’ equity (non-GAAP)	$3,548,781	$3,635,296	$3,397,655	$3,402,732	$3,321,907
(J) Total assets (GAAP)	$52,382,939	$50,969,332	$50,250,661	$50,142,143	$47,832,271
Less: Intangible assets (GAAP)	(676,699)	(679,827)	(682,101)	(683,456)	(675,910)
(K) Total tangible assets (non-GAAP)	$51,706,240	$50,289,505	$49,568,560	$49,458,687	$47,156,361
Common equity to assets ratio (GAAP) (L/J)	8.1%	8.5%	8.1%	8.1%	8.4%
Tangible common equity ratio (non-GAAP) (I/K)	6.9	7.2	6.9	6.9	7.0

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,	Sep 30,
(Dollars and shares in thousands)	2022	2022	2022	2021	2021	2022	2021
Reconciliation of Non-GAAP Tangible Book Value per Common Share:
Total shareholders’ equity	$4,637,980	$4,727,623	$4,492,256	$4,498,688	$4,410,317
Less: Preferred stock	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)
(L) Total common equity	$4,225,480	$4,315,123	$4,079,756	$4,086,188	$3,997,817
(M) Actual common shares outstanding	60,743	60,722	57,253	57,054	56,956
Book value per common share (L/M)	$69.56	$71.06	$71.26	$71.62	$70.19
Tangible book value per common share (non-GAAP) (I/M)	58.42	59.87	59.34	59.64	58.32

Reconciliation of Non-GAAP Return on Average Tangible Common Equity:
(N) Net income applicable to common shares	$135,970	$87,522	$120,400	$91,766	$102,146	$343,892	$346,421
Add: Intangible asset amortization	1,492	1,579	1,609	1,811	1,877	4,680	5,923
Less: Tax effect of intangible asset amortization	(425)	(445)	(430)	(505)	(509)	(1,301)	(1,576)
After-tax intangible asset amortization	$1,067	$1,134	$1,179	$1,306	$1,368	$3,379	$4,347
(O) Tangible net income applicable to common shares (non-GAAP)	$137,037	$88,656	$121,579	$93,072	$103,514	$347,271	$350,768
Total average shareholders’ equity	$4,795,387	$4,526,110	$4,500,460	$4,433,953	$4,343,915	$4,608,399	$4,255,851
Less: Average preferred stock	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)
(P) Total average common shareholders’ equity	$4,382,887	$4,113,610	$4,087,960	$4,021,453	$3,931,415	$4,195,899	$3,843,351
Less: Average intangible assets	(678,953)	(681,091)	(682,603)	(677,470)	(677,201)	(680,869)	(679,167)
(Q) Total average tangible common shareholders’ equity (non-GAAP)	$3,703,934	$3,432,519	$3,405,357	$3,343,983	$3,254,214	$3,515,030	$3,164,184
Return on average common equity, annualized (N/P)	12.31%	8.53%	11.94%	9.05%	10.31%	10.96%	12.05%
Return on average tangible common equity, annualized (non-GAAP) (O/Q)	14.68	10.36	14.48	11.04	12.62	13.21	14.82

Reconciliation of Non-GAAP Pre-Tax, Pre-Provision Income, Adjusted for Changes in Fair Value of MSRs, net of economic hedge and Early Buy-out Loans Guaranteed by U.S. Government Agencies:
Income before taxes	$200,041	$131,661	$173,680	$137,045	$149,742	$505,382	$500,751
Add: Provision for credit losses	6,420	20,417	4,106	9,299	(7,916)	30,943	(68,562)
Pre-tax income, excluding provision for credit losses (non-GAAP)	$206,461	$152,078	$177,786	$146,344	$141,826	$536,325	$432,189
Less: Changes in fair value of MSRs, net of economic hedge and early buy-out loans guaranteed by U.S. government agencies	2,472	(445)	(43,365)	(6,656)	888	(41,338)	(11,617)
Pre-tax income, excluding provision for credit losses, adjusted for changes in fair value of MSRs, net of economic hedge and early buy-out loans guaranteed by U.S. government agencies (non-GAAP)	$208,933	$151,633	$134,421	$139,688	$142,714	$494,987	$420,572

WINTRUST SUBSIDIARIES AND LOCATIONS

Wintrust is a financial holding company whose common stock is traded on the Nasdaq Global Select Market (Nasdaq: WTFC). Its 15 community bank subsidiaries are: Lake Forest Bank & Trust Company, N.A., Hinsdale Bank & Trust Company, N.A., Wintrust Bank, N.A., in Chicago, Libertyville Bank & Trust Company, N.A., Barrington Bank & Trust Company, N.A., Crystal Lake Bank & Trust Company, N.A., Northbrook Bank & Trust Company, N.A., Schaumburg Bank & Trust Company, N.A., Village Bank & Trust, N.A., in Arlington Heights, Beverly Bank & Trust Company, N.A. in Chicago, Wheaton Bank & Trust Company, N.A., State Bank of The Lakes, N.A., in Antioch, Old Plank Trail Community Bank, N.A., in New Lenox, St. Charles Bank & Trust Company, N.A. and Town Bank, N.A., in Hartland, Wisconsin.

In addition to the locations noted above, the banks also operate facilities in Illinois in Addison, Algonquin, Aurora, Bloomingdale, Bolingbrook, Buffalo Grove, Burbank, Cary, Clarendon Hills, Crete, Countryside, Darien, Deerfield, Des Plaines, Downers Grove, Elgin, Elk Grove Village, Elmhurst, Evanston, Evergreen Park, Frankfort, Geneva, Glen Ellyn, Glencoe, Glenview, Gurnee, Grayslake, Hanover Park, Highland Park, Highwood, Hoffman Estates, Homer Glen, Itasca, Joliet, Lake Bluff, Lake Villa, Lansing, Lemont, Lindenhurst, Lombard, Lynwood, Markham, Maywood, McHenry, Mokena, Mount Prospect, Mundelein, Naperville, Northfield, Norridge, Oak Lawn, Oak Park, Orland Park, Palatine, Park Ridge, Prospect Heights, Riverside, Rockford, Rolling Meadows, Round Lake Beach, Shorewood, Skokie, South Holland, Spring Grove, Steger, Stone Park, Vernon Hills, Wauconda, Waukegan, Western Springs, Willowbrook, Wilmette, Winnetka and Wood Dale, and in Wisconsin in Burlington, Clinton, Delafield, Delavan, Elm Grove, Genoa City, Kenosha, Lake Geneva, Madison, Menomonee Falls, Milwaukee, Pewaukee, Racine, Wales, Walworth, Whitefish Bay and Wind Lake, and in Dyer, Indiana and in Naples, Florida.

Additionally, the Company operates various non-bank business units:
•FIRST Insurance Funding and Wintrust Life Finance, each a division of Lake Forest Bank & Trust Company, N.A., serve commercial and life insurance loan customers, respectively, throughout the United States.
•First Insurance Funding of Canada serves commercial insurance loan customers throughout Canada.
•Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States.
•Wintrust Mortgage, a division of Barrington Bank & Trust Company, N.A., engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States. Loans are also originated nationwide through relationships with wholesale and correspondent offices.
•Wintrust Investments, LLC is a broker-dealer providing a full range of private client and brokerage services to clients and correspondent banks located primarily in the Midwest.
•Great Lakes Advisors LLC provides money management services and advisory services to individual accounts.
•The Chicago Trust Company, N.A., a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location.
•Wintrust Asset Finance offers direct leasing opportunities.
•CDEC provides Qualified Intermediary services (as defined by U.S. Treasury regulations) for taxpayers seeking to structure tax-deferred like-kind exchanges under Internal Revenue Code Section 1031.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, such as the impacts of the COVID-19 pandemic (including the continued emergence of variant strains), and which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2021 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

•the severity, magnitude and duration of the COVID-19 pandemic, including the continued emergence of variant strains, and the direct and indirect impact of such pandemic, as well as responses to the pandemic by the government, businesses and consumers, on our operations and personnel, commercial activity and demand across our business and our customers’ businesses;
•the disruption of global, national, state and local economies associated with the COVID-19 pandemic, which could affect the Company’s liquidity and capital positions, impair the ability of our borrowers to repay outstanding loans, impair collateral values and further increase our allowance for credit losses;
•the impact of the COVID-19 pandemic on our financial results, including possible lost revenue and increased expenses (including the cost of capital), as well as possible goodwill impairment charges;
•economic conditions and events that affect the economy, housing prices, the job market and other factors that may adversely affect the Company’s liquidity and the performance of its loan portfolios, particularly in the markets in which it operates;
•negative effects suffered by us or our customers resulting from changes in U.S. trade policies;
•the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses;
•estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period;
•the financial success and economic viability of the borrowers of our commercial loans;
•commercial real estate market conditions in the Chicago metropolitan area and southern Wisconsin;
•the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for credit losses;
•inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio;
•changes in the level and volatility of interest rates, the capital markets and other market indices (including developments and volatility arising from or related to the COVID-19 pandemic) that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities;
•the interest rate environment, including a prolonged period of low interest rates or rising interest rates, either broadly or for some types of instruments, which may affect the Company’s net interest income and net interest margin, and which could materially adversely affect the Company’s profitability;
•competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services), which may result in loss of market share and reduced income from deposits, loans, advisory fees and income from other products;
•failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of the Company’s recent or future acquisitions;
•unexpected difficulties and losses related to FDIC-assisted acquisitions;
•harm to the Company’s reputation;
•any negative perception of the Company’s financial strength;
•ability of the Company to raise additional capital on acceptable terms when needed;
•disruption in capital markets, which may lower fair values for the Company’s investment portfolio;
•ability of the Company to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations and to manage risks associated therewith;
•failure or breaches of our security systems or infrastructure, or those of third parties;
•security breaches, including denial of service attacks, hacking, social engineering attacks, malware intrusion or data corruption attempts and identity theft;
•adverse effects on our information technology systems resulting from failures, human error or cyberattacks (including ransomware);
•adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors;
•increased costs as a result of protecting our customers from the impact of stolen debit card information;
•accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions;
•ability of the Company to attract and retain senior management experienced in the banking and financial services industries;
•environmental liability risk associated with lending activities;
•the impact of any claims or legal actions to which the Company is subject, including any effect on our reputation;
•losses incurred in connection with repurchases and indemnification payments related to mortgages and increases in reserves associated therewith;

•the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;
•the soundness of other financial institutions;
•the expenses and delayed returns inherent in opening new branches and de novo banks;
•liabilities, potential customer loss or reputational harm related to closings of existing branches;
•examinations and challenges by tax authorities, and any unanticipated impact of the Tax Act;
•changes in accounting standards, rules and interpretations, and the impact on the Company’s financial statements;
•the ability of the Company to receive dividends from its subsidiaries;
•uncertainty about the discontinued use of LIBOR and transition to an alternative rate;
•a decrease in the Company’s capital ratios, including as a result of declines in the value of its loan portfolios, or otherwise;
•legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies, including those changes that are in response to the COVID-19 pandemic, including without limitation the Coronavirus Aid, Relief, and Economic Security Act, the Economic Aid to Hard-Hit Small Businesses, Nonprofits and Venues Act, and the rules and regulations that may be promulgated thereunder;
•a lowering of our credit rating;
•changes in U.S. monetary policy and changes to the Federal Reserve’s balance sheet, including changes in response to the COVID-19 pandemic, persistent inflation or otherwise;
•regulatory restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business;
•increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the regulatory environment;
•the impact of heightened capital requirements;
•increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC;
•delinquencies or fraud with respect to the Company’s premium finance business;
•credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans;
•the Company’s ability to comply with covenants under its credit facility;
•fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation; and
•widespread outages of operational, communication, or other systems, whether internal or provided by third parties, natural or other disasters (including acts of terrorism, armed hostilities and pandemics), and the effects of climate change could have an adverse effect on the Company’s financial condition and results of operations, lead to material disruption of the Company’s operations or the ability or willingness of clients to access the Company’s products and services.

Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward-looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events after the date of the press release. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases.

CONFERENCE CALL, WEBCAST AND REPLAY

The Company will hold a conference call on Wednesday, October 19, 2022 at 10:00 a.m. (CDT) regarding third quarter and year-to-date 2022 earnings results. Individuals interested in participating in the call by addressing questions to management should register for the call to receive the dial-in numbers and unique PIN at the link included within the Company’s press release dated September 29, 2022 available at the Investor Relations, Investor News and Events, Press Releases link on its website at https://www.wintrust.com. A separate simultaneous audio-only webcast link is included within the press release referenced above. Registration for and a replay of the audio-only webcast with an accompanying slide presentation will be available at https://www.wintrust.com, Investor Relations, Investor News and Events, Presentations & Conference Calls. The text of the third quarter and year-to-date 2022 earnings press release will also be available on the home page of the Company’s website at https://www.wintrust.com and at the Investor Relations, Investor News and Events, Press Releases link on its website.